EXECUTION COPY

_____________________________________________

AGREEMENT AND PLAN OF MERGER

by and among

DISCOVER BANK,

ACADEMY ACQUISITION CORP.

and

THE STUDENT LOAN CORPORATION

Dated as of September 17, 2010

_____________________________________________

TABLE OF CONTENTS

Exhibits
Exhibit A                      Indemnification Agreement
Exhibit B                      Voting and Support Agreement
Exhibit C                      Purchase Price Adjustment Agreement
Exhibit D                      Form of Subservicing Letter Agreement
Exhibit E                      Form of Makewhole Agreement
Exhibit F                      Term Sheet for Transition Agreements

Appendix
Appendix A                      Company Representations and Warranties with Respect to Trust Student Loans

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of September 17, 2010 (this “Agreement”), by and among Discover Bank, a Delaware banking corporation (“Buyer”), Academy Acquisition Corp., a Delaware corporation and a wholly-owned Subsidiary of Buyer (“Acquisition Sub”), and The Student Loan Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into an Asset Purchase Agreement, dated as of the date of this Agreement, by and among the Company, Citibank (South Dakota) National Association (“CSD”), SLC Student Loan Receivables I, Inc. (the “Depositor”) and Citibank, N.A., (“CBNA”) (the “CBNA Transaction Agreement”, and the transactions contemplated by the CBNA Transaction Agreement, the “CBNA Transaction”), pursuant to which, immediately prior to the Effective Time, (i) the Company will sell to CBNA the Acquired Assets (as defined in the CBNA Transaction Agreement and defined herein as the “CBNA Purchased Assets”), and (ii) CBNA will assume the Other Business Liabilities;

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into an Asset Purchase Agreement, dated as of the date of this Agreement (the “FFELP Transaction Agreement”, and the transactions contemplated by the FFELP Transaction Agreement, the “FFELP Transaction”), by and among the Company, CBNA, CSD, SLM Corporation (“FFELP Buyer Parent”), Depositor, Bull Run 1 LLC, SLM Education Credit Finance Corporation and Sallie Mae, Inc., pursuant to which, immediately prior to the Effective Time and immediately following the consummation of the CBNA Transaction, (i) the Company will sell to Subsidiaries of FFELP Buyer Parent, the Acquired Assets (as defined in the FFELP Transaction Agreement and defined herein as the “FFELP Purchased Assets”), (ii) the Company and its Affiliates will assign to FFELP Buyer Parent and its Affiliates certain administrative and loan servicing duties and obligations with respect to the interests in the FFELP trust certificates and FFELP loans and (iii) FFELP Buyer Parent will assume the Liabilities to be assumed by the FFELP Buyer Parent and its Affiliates, pursuant to the FFELP Transaction Agreement (collectively, the “FFELP Assumed Liabilities”);

WHEREAS, as of the Effective Time, and immediately after giving effect to the FFELP Transaction and the CBNA Transaction, (i) the Acquired Assets will be the only assets of the Company and its Subsidiaries and (ii) the Retained Liabilities and Excluded Liabilities will be the only Liabilities of the Company and its Subsidiaries;

WHEREAS, the Board of Directors of the Company (upon the recommendation of the Special Committee of the Board of Directors of the Company (the “Special Committee”)) has determined that the Transactions are fair, from a financial point of view, to the stockholders of the Company (other than Citigroup Inc. and its Affiliates);

WHEREAS, in connection with its approval of the Transactions, the Board of Directors of the Company (upon the recommendation of the Special Committee) has (i) determined that the transactions contemplated by this Agreement, the Ancillary Agreements and the Related Transaction Agreements are fair to, and in the best interests of, the stockholders of the Company, (ii) approved and declared advisable the execution, delivery and performance of this Agreement, the Ancillary Agreements and the Related Transaction Agreements and the transactions contemplated hereby and thereby, including the merger of Acquisition Sub with and into the Company (the “Merger”), with the Company continuing as the Surviving Corporation in the Merger, upon the terms and subject to the conditions and limitations set forth herein and in accordance with the General Corporation Law of the State of Delaware (“DGCL”), and (iii) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Merger and the FFELP Transaction;

WHEREAS, the Boards of Directors of Buyer and Acquisition Sub each have approved and declared advisable this Agreement and the Merger, upon the terms and subject to the conditions and limitations set forth herein and in accordance with the DGCL;

WHEREAS, pursuant to the Merger, each share of common stock, par value $0.01 per share (the “Company Common Stock”), of the Company issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 3.1(a) hereof and the Dissenting Shares) will be converted into the right to receive $30.00 in cash, without interest (the “Merger Consideration”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Buyer to enter into this Agreement, CBNA is entering into (i) an Indemnification Agreement with Buyer and the Company, a copy of which is attached as Exhibit A hereto (the “Indemnification Agreement”), and (ii) a Voting and Support Agreement with Buyer and FFELP Buyer Parent, a copy of which is attached as Exhibit B hereto (the “Voting and Support Agreement”);

WHEREAS, concurrently with the execution of this Agreement, CBNA, the Company and Buyer are entering into (i) a Separation Agreement (the “Separation Agreement”) and (ii) a Purchase Price Adjustment Agreement, a copy of which is attached as Exhibit C hereto (the “Purchase Price Adjustment Agreement”);

WHEREAS, upon the Closing of the Transactions, CBNA, the Company, Buyer and their applicable Affiliates will enter into (i) a Subservicing Letter Agreement substantially in the form attached as Exhibit D hereto (the “Subservicing Letter Agreement”), relating to certain servicing matters following the Closing, providing, among other things, that Buyer and the Company shall not permit the transfer of the servicing of any Student Loan subject to certain insurance policies without the consent of CBNA, unless certain conditions precedent have been satisfied, including the consent of the applicable insurer under the applicable insurance policy and (ii) a Makewhole Agreement substantially in the form attached as Exhibit E hereto (the “Makewhole Agreement”), pursuant to which CBNA will either purchase Student Loans or compensate the Company for specified losses with respect to Student Loans that were in breach of certain representations or warranties made by the Company when such Student Loans were sold to a Securitization Trust, or that are required to be purchased by the Company because of breaches of servicing obligations under the related servicing agreements; and

WHEREAS, upon the Closing of the Transactions, CBNA, the Company and Buyer will enter into a Transition Services Agreement and a Trademark License Agreement containing the terms set forth in Exhibit F attached hereto (collectively, the “Transition Agreements”), relating to certain services (a) to be provided by CBNA and its Affiliates to the Company, Buyer and their Affiliates and (b) to be provided by the Company to CBNA and its Affiliates, in each case, for a specified period of time following the Closing.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                      Definitions.  Defined terms used in this Agreement have the meanings ascribed to them as follows:

“2006-A Trust” shall mean SLC Private Student Loan Trust 2006-A, a Delaware statutory trust.

“2010-A Trust” shall mean SLC Private Student Loan Trust 2010-A, a Delaware statutory trust.

“2010-B Trust” shall mean SLC Private Student Loan Trust 2010-B, a Delaware statutory trust.

“Acquired Assets” shall mean all of the properties and assets of the Company and its Subsidiaries as the same shall exist on the Closing Date, immediately prior to giving effect to the FFELP Transaction Closing and the CBNA Transaction Closing, other than the CBNA Purchased Assets and the FFELP Purchased Assets, including all of the following:

(i)	the Trust Certificates;

(ii)	the Securitization Restricted Cash;

(iii)	the LIBOR/Prime basis swap between the 2006-A Trust and Goldman Mitsui Marine;

(iv)	the accrued interest receivable of the Trust Student Loans;

(v)	the Student Loan Origination Platform;

(vi)
all insurance policies of the Company and its Subsidiaries, including the Student Loan Insurance Policies, the Commercial Insurance Policies and the other insurance policies set forth in Section 1(a) of the Company Disclosure Schedule;

(vii)
all of the assets and properties of the Company and its Subsidiaries relating to underwriting, servicing and administering the Trust Student Loans, including all data, information, books and records required to service and administer the Trust Student Loans;

(viii)	all of the data and information included in the Schedule of Trust Student Loans;

(ix)	all employment records, personnel files and other information relating to the Company Employees;

(x)	all goodwill of the Company and its Subsidiaries;

(xi)	all equipment, systems, furniture and personal property of the Company and its Subsidiaries;

(xii)	the minute books and organizational documents (including the Securitization Basic Documents) of the Company and the Post-Sale Subsidiaries;

(xiii)	all of the Company Permits, including the Company Permits listed in Section 4.6(a) of the Company Disclosure Schedule;

(xiv)
all Copyrights, Patent Rights and Trademarks (and all goodwill associated therewith) of the Company and its Subsidiaries, including (A) those listed or required to be listed in Section 4.13(a) of the Company Disclosure Schedule and (B) the name “The Student Loan Corporation”;

(xv)	all Software of the Company and its Subsidiaries, including the Software listed or required to be listed in Section 4.13(b) of the Company Disclosure Schedule;

(xvi)	all Trade Secrets and other confidential information, including customer data;

(xvii)	all rights, claims or causes of action against third parties relating to the Acquired Assets or the Post-Sale Business; and

(xviii)	all Contracts of the Company and its Subsidiaries, including the Company Material Contracts listed in Section 4.16(a) of the Company Disclosure Schedule.

“Acquisition Sub” shall have the meaning set forth in the Preamble.

“Affiliate” of a specified person, shall mean a person who, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such specified person.

“Aggregate Merger Consideration” shall have the meaning set forth in Section 3.2(a).

“Agreement” shall have the meaning set forth in the Preamble.

“Alternate Superior Proposal” shall have the meaning set forth in Section 6.6(i)(iv).

“Ancillary Agreements” shall mean (i) the Indemnification Agreement, the Voting and Support Agreement, the Purchase Price Adjustment Agreement, the Subservicing Letter Agreement, the Makewhole Agreement, the Transition Agreements and the Separation Agreement, (ii) the Sub-Administration Agreements, the Replacement Subservicing Agreements, the Services Agreements, the Amended and Restated Student Loan Purchase Agreement, the Amended and Restated Funding Note Purchase Agreement, the Conduit Replacement Servicing Agreement, the Conduit Replacement Subservicing Agreement, the Depositor Agreement (each as defined in the FFELP Transaction Agreement) and that certain Amended and Restated Confidentiality Agreement, dated as of the date hereof, between the Company and FFELP Buyer Parent and each other closing document to which the Company is or will be a party as set forth in Section 9.4 of the FFELP Transaction Agreement, (iii) the Master Servicing Agreement and the Sub-Administration Agreement (each as defined in the CBNA Transaction Agreement) and each other closing document to which the Company is or will be a party as set forth in Section 7.4 of the CBNA Transaction Agreement and (iv) all other agreements, instruments and documents being or to be executed and delivered by the Company, any Subsidiary of the Company, Buyer or any Affiliate of Buyer under the aforementioned agreements or in connection therewith.

“Approved School” shall mean colleges eligible under title IV, Part B of the Higher Education Act of 1965 and universities that have been approved by the Company’s credit department.

“Benefit Plans” shall have the meaning set forth in Section 4.11(a).

“Bill of Sale” means, with respect to each Securitization Trust, the Bill of Sale entered into between the Company and the Depositor pursuant to which Student Loans are sold from the Company to the Depositor, in accordance with Securitization Master Terms Purchase Agreement for that Securitization Trust.

“Blue Sky Laws” shall mean state securities or “blue sky” laws.

“Book-Entry Shares” shall have the meaning set forth in Section 3.1(b).

“Borrower” means the obligor on a Trust Student Loan.

“Business Day” shall mean any day other than Saturday, Sunday or a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or obligated to be closed.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Disclosure Schedule” shall have the meaning set forth in Article V.

“Buyer FSA” shall have the meaning set forth in Section 6.9(f).

“CBNA” shall have the meaning set forth in the Recitals.

“CBNA FSA” shall have the meaning set forth in Section 6.9(f).

“CBNA Purchased Assets” shall have the meaning set forth in the Recitals.

“CBNA Transaction” shall have the meaning set forth in the Recitals.

“CBNA Transaction Agreement” shall have the meaning set forth in the Recitals.

“CBNA Transaction Closing” shall mean the purchase and sale of the CBNA Purchased Assets and the assumption by CBNA of the Excluded Liabilities pursuant to the CBNA Transaction Agreement.

“Certificate of Merger” shall have the meaning set forth in Section 2.3(a).

“Certificates” shall have the meaning set forth in Section 3.1(b).

“Change of Recommendation” shall have the meaning set forth in Section 6.6(d).

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Closing Related Transaction Agreements” shall mean the Related Transaction Agreements, other than the FFELP Transaction Agreement and the CBNA Transaction Agreement.

“Code” shall mean the Internal Revenue Code of 1986.

“Commercial Insurance Policy” shall have the meaning set forth in Section 4.17(a).

“Company” shall have the meaning set forth in the Preamble.

“Company Benefit Plans” shall have the meaning set forth in Section 4.11(a).

“Company Charter” shall have the meaning set forth in Section 2.4.

“Company Common Stock” shall have the meaning set forth in the Recitals.

“Company Contract” shall mean any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties are bound.

“Company Disclosure Schedule” shall have the meaning set forth in Article IV.

“Company Employees” shall have the meaning set forth in Section 6.9(b).

“Company Intervening Event” shall have the meaning set forth in Section 6.6(i).

“Company Material Adverse Effect” shall mean any event, change, effect, development, state of facts, condition, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations or financial condition of the Post-Sale Company, taken as a whole, other than any event, change, effect, development, state of facts, condition, or circumstance or occurrence resulting from or arising out of:  (i) changes in general economic or political conditions or the financial, securities or credit markets in general (but only to the extent the Post-Sale Company is not adversely affected in a disproportionate manner relative to other participants in the student loan industry); (ii) any events, circumstances, changes or effects that affect the student loan industry (but only to the extent the Post-Sale Company is not adversely affected in a disproportionate manner relative to other participants in the student loan industry); (iii) any changes, after the date hereof, in Laws applicable to the Post-Sale Company or any of its properties or assets; (iv) any changes, after the date hereof, in GAAP; (v) any outbreak or escalation of hostilities or war (whether or not declared) or any act of terrorism, or any earthquakes, hurricanes, tornados or other natural disasters (but only to the extent the Post-Sale Company is not adversely affected in a disproportionate manner relative to other participants in the student loan industry); (vi) the announcement of this Agreement, the Ancillary Agreements, the Related Transaction Agreements and the Transactions; (vii) any change in the trading price of Company Common Stock or the failure by the Company or its Subsidiaries to meet any internal or published projections, forecasts or estimates for any period (it being understood that the event, change, effect, development, state of facts, condition, circumstance or occurrence underlying such change or failure that is not otherwise excluded from the definition of Company Material Adverse Effect may be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect); and (viii) any action taken as required by this Agreement, provided that, when used (A) to qualify any representation or warranty of the Company set forth in Article IV (other than Section 4.9) and (B) in the conditions to the obligations of Buyer set forth in Section 7.2(a)(i) – (iii), “Company Material Adverse Effect” shall be read without giving effect to this clause (viii) to the extent that (x) the required action relates to the obligation of the Company under Section 6.1 or (y) the action would result in a breach of the representations set forth in Section 4.5 or Section 4.17(c).

“Company Material Contracts” shall have the meaning set forth in Section 4.16(a).

“Company Permits” shall have the meaning set forth in the Section 4.6(a).

“Company Preferred Stock” shall have the meaning set forth in Section 4.3(a).

“Company Recommendation” shall have the meaning set forth in Section 6.3.

“Company SEC Documents” shall have the meaning set forth in Section 4.7(a).

“Company Termination Fee” shall mean any fee payable by the Company to Buyer pursuant to Section 8.3(a), 8.3(b), 8.3(c), 8.3(d) or 8.3(e).

“Competing Proposal” shall have the meaning set forth in Section 6.6(i).

“Confidentiality Agreement” shall mean the confidentiality agreement dated April 27, 2010, between Buyer and the Company.

“Contract” shall mean any contract, indenture, deed of trust, note, bond, mortgage, guarantee, lease, sublease, license, sublicense, commitment, obligation, understanding, arrangement, instrument or other agreement (whether written or oral).

“control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Copyrights” shall mean United States and non-U.S. copyrights and mask works (as defined in 17 U.S.C. §901), whether registered or unregistered, and pending applications to register the same.

“CSD” shall have the meaning set forth in the Recitals.

“Cut-Off Date” shall mean the last day of the month immediately preceding the month in which the Closing takes place.

“Delinquent” means, for any Student Loan, the period in which any payment of principal or interest due on such Student Loan is overdue (after giving effect to all grace, forbearance and deferment periods).

“Depositor” shall have the meaning set forth in the Recitals.

“DGCL” shall have the meaning set forth in the Recitals.

“Dissenting Shares” shall have the meaning set forth in Section 3.4.

“Effective Time” shall have the meaning set forth in Section 2.3(a).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall have the meaning set forth in Section 4.11(c).

“Evaluation Material” shall have the meaning set forth in Section 6.5(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Exchange Fund” shall have the meaning set forth in Section 3.2(a).

“Excluded Liabilities” shall mean all Liabilities of the Company and its Subsidiaries, other than the Retained Liabilities.

“FFELP” shall mean the U.S. Federal Family Education Loan Program.

“FFELP Assumed Liabilities” shall have the meaning set forth in the Recitals.

“FFELP Buyer Parent” shall have the meaning set forth in the Recitals.

“FFELP Purchased Assets” shall have the meaning set forth in the Recitals.

“FFELP Transaction” shall have the meaning set forth in the Recitals.

“FFELP Transaction Agreement” shall have the meaning set forth in the Recitals.

“FFELP Transaction Closing” shall mean the purchase and sale of the FFELP Purchased Assets and the assumption of the FFELP Assumed Liabilities by FFELP Buyer Parent pursuant to the FFELP Transaction Agreement.

“Funding Note Issuer” shall mean SLC Conduit I LLC, a Delaware limited liability company.

“GAAP” shall mean the United States generally accepted accounting principles.

“Governmental Authority” shall mean any United States (federal, state or local) or foreign government, or governmental, regulatory, judicial or administrative authority, agency or commission or self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” shall mean:  (i) any indebtedness for borrowed money; (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments or letters of credit; (iii) any obligations to pay the deferred purchase price of property or services (other than trade accounts payable incurred in the ordinary course of business); (iv) any obligations as lessee under capitalized leases; (v) any indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property; (vi) any reimbursement, payment or similar obligations, contingent or otherwise, under acceptance credit, letters of credit or similar facilities; (vii) any obligations under interest rate swap, hedging or similar agreements; and (viii) all indebtedness and other obligations referred to in clauses (i) through (vii) above secured by any Lien upon or in property of the Post-Sale Company, or which is guaranteed by the Post-Sale Company or for which the Post-Sale Company is contingently liable.

“Indemnification Agreement” shall have the meaning set forth in the Recitals.

“Intellectual Property” shall mean Copyrights, Patent Rights, Trademarks and Trade Secrets.

“IRS” shall mean the Internal Revenue Service.

“IT Assets” shall mean the computers, servers, workstations, routers, hubs, switches, data communications lines and all other tangible information technology equipment and Software owned by the Company and its Subsidiaries and used in connection with the business of the Company and its Subsidiaries.

“knowledge” shall mean the actual knowledge after reasonable investigation of the employees of the Company and Buyer set forth on Section 1(b) of the Company Disclosure Schedule and Section 1 of the Buyer Disclosure Schedule, respectively.

“Law” shall mean any and all domestic (federal, state or local) or foreign laws, statutes, rules, regulations, codes, ordinances, requirements or Orders issued or imposed by any Governmental Authority or common law.

“Leased Real Property” shall have the meaning set forth in Section 4.15(a).

“Liability” shall mean any debt, liability, commitment or obligation of any kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, direct or indirect, primary or secondary, liquidated or unliquidated or due or to become due), including any liability for Taxes.

“Lien” shall mean liens, claims, adverse claims, judgments, mortgages, hypothecations, pledges, security interests, charges, equitable interests, easements, conditional sale or other title retention agreements, rights of first refusal, options, restrictions (including any restrictions on use, voting, transfer, alienation, receipt of income or exercise of any other attribute of ownership) or other encumbrances of any kind.

“Loan File” means, with respect to a Student Loan, the file containing all current, relevant information pertaining to such Student Loan.

“Loan Transmittal Summary Form” means the form attached to a bill of sale with respect to a Securitization Master Terms Purchase Agreement or Securitization Master Terms Sale Agreement, which lists, by Borrower, each Student Loan sold pursuant to such bill of sale.

“Makewhole Agreement” shall have the meaning set forth in the Recitals.

“Merger” shall have the meaning set forth in the Recitals.

“Merger Consideration” shall have the meaning set forth in the Recitals.

“Note” shall mean a note evidencing a Student Loan.

“Notice of a Proposed Change of Recommendation” shall have the meaning set forth in Section 6.6(e).

“Notice of Superior Proposal” shall have the meaning set forth in Section 6.6(e).

“NYSE” shall mean the New York Stock Exchange.

“Omnibus Credit Agreement” shall mean the Amended & Restated Omnibus Credit Agreement, dated as of January 29, 2010, by and among the Company, CBNA and the other parties thereto.

“Order” shall mean any decree, order, writ, judgment, stipulation, award, injunction, temporary restraining order or other order by any Governmental Authority, and shall include any code of conduct or other requirement with which a person voluntarily agrees with a Governmental Authority to comply.

“Other Business Liabilities” shall have the meaning set forth in the CBNA Transaction Agreement.

“Other Securitization Basic Documents” shall mean, with respect to each Other Securitization Trust, the applicable Basic Documents (as defined under the Other Securitization Indenture related to such Other Securitization Trust) and all other documents, agreements, instruments and certificates executed or delivered in connection with the establishment of such Other Securitization Trust or any securitization or other transaction to which it is a party, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Other Securitization Indenture” shall mean, with respect to each Other Securitization Trust, the indenture or funding note purchase agreement pursuant to which the Other Securitization Trust has issued notes, as amended or supplemented from time to time.

“Other Securitization Trusts” shall mean all issuers of student loan asset-backed notes (including the Funding Note Issuer, the 2004-1 Trust, the 2005-1 Trust, the 2005-2 Trust, the 2005-3 Trust, the 2006-1 Trust, the 2006-2 Trust, the 2007-1 Trust, the 2007-2 Trust, the 2008-1 Trust, the 2008-2 Trust, the 2009-1 Trust, the 2009-2 Trust, the 2009-3 Trust, the 2010-1 Trust and the 2009-A Trust) affiliated with the Company prior to giving effect to the Related Transactions, but excluding the Securitization Trusts.

“Owned Software” shall have the meaning set forth in Section 4.13(g).

“Patent Rights” shall mean the United States and non-U.S. patents, provisional patent applications, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, industrial designs, inventions (whether or not patentable or reduced to practice) and improvements thereto.

“Paying Agent” shall have the meaning set forth in Section 3.2(a).

“Payment Cutoff Date” shall mean, with respect to a Securitization Trust, a “Payment Cutoff Date” as defined in the related Securitization Master Terms Purchase Agreement.

“Permitted Change of Recommendation” shall have the meaning set forth in Section 6.6(e).

“Permitted Lien” shall mean any (i) Lien for Taxes not yet due, that is being contested in good faith or for which adequate accruals or reserves have been established in accordance with GAAP, (ii) such non-monetary Liens or other imperfections of title on real property, if any, that do not, individually or in the aggregate, materially adversely affect title to, materially detract from the value of, or materially impair the existing use of, the property affected by such Lien or imperfection, (iii) Liens imposed or promulgated by Laws with respect to real property and improvements, including zoning regulations, (iv) Liens disclosed on existing title reports or existing surveys (in either case copies of which title reports and surveys have been delivered or made available to Buyer prior to the date hereof) and (v) mechanics’, carriers’, workmen’s, repairmen’s and similar Liens, incurred in the ordinary course of business for sums not yet due and payable.

“person” shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority or a Rating Agency.

“Post-Sale Business” shall mean the business of (i) servicing and administering the Trust Student Loans, (ii) serving as master servicer and master administrator under the Other Securitization Basic Documents relating to the FFELP Purchased Assets and the CBNA Purchased Assets, (iii) marketing, underwriting, originating, owning, selling, servicing, administering and collecting Student Loans, (iv) providing services pursuant to any of the Ancillary Agreements and (v) engaging in ancillary activities relating thereto.

“Post-Sale Company” shall mean the Company and its Subsidiaries after giving effect to (i) the CBNA Transaction, including the purchase and sale of the CBNA Purchased Assets and the assumption of the Excluded Liabilities by CBNA pursuant to the CBNA Transaction Agreement and (ii) the FFELP Transaction, including the purchase and sale of the FFELP Purchased Assets and the assumption of the FFELP Assumed Liabilities by FFELP Buyer Parent pursuant to the FFELP Transaction Agreement.

“Post-Sale Subsidiary” shall mean any Subsidiary of the Company that will be a Subsidiary of the Post-Sale Company.

“Principal Balance” shall mean, with respect to a Student Loan, the outstanding principal balance of such student loan, plus accrued interest expected to be capitalized (if any), as of a specified date.

“Proceeding” shall have the meaning set forth in Section 4.10.

“Proxy Materials” shall have the meaning set forth in Section 6.3.

“Proxy Statement” shall have the meaning set forth in Section 6.2(a).

“Purchase Agreement” means, with respect to a Securitization Trust, the Purchase Agreement entered into between the Company and the Depositor pursuant to which Student Loans are sold from the Company to the Depositor, in accordance with the Securitization Master Terms Purchase Agreement for that Securitization Trust.

“Purchase Price Adjustment Agreement” shall have the meaning set forth in the Recitals.

“Qualifying Transaction” shall mean any transaction contemplated by a Competing Proposal, except that the reference to “15%” in each of clause (A), (B) and (C) of the definition of “Competing Proposal” shall be deemed to be a reference to “50%.”  For the avoidance of doubt, neither the purchase and sale of the FFELP Purchased Assets by the FFELP Buyer Parent pursuant to the terms of the FFELP Transaction Agreement nor the purchase and sale of the CBNA Purchased Assets by CBNA pursuant to the terms of the CBNA Transaction Agreement shall be deemed a Competing Proposal so long as neither of such transactions includes any of the Acquired Assets or the capital stock of the Company.

“Rating Agency” shall mean a nationally recognized statistical rating organization or other comparable person rating the Securitization Notes in accordance with the applicable Securitization Indentures.

“Related Party” shall have the meaning set forth in Section 4.18.

“Related Transaction Agreements” shall mean, collectively, (i) the FFELP Transaction Agreement, the Trust Certificates Bill of Sale, the Sub-Servicing agreements, the Securitization Eligible Lender Trust Agreement, the Participation Agreement, the Conduit Bill of Sale, the Conduit Replacement Servicing Agreement, the Amended and Restated Funding Note Purchase Agreement and the Conduit Eligible Lender Trust Agreement (each as defined in the FFELP Transaction Agreement) and each other closing document to which the Company is or will be a party as set forth in Section 9.4 of the FFELP Transaction Agreement, (ii) the CBNA Transaction Agreement and each other closing document to which the Company is or will be a party as set forth in Section 7.4 of the CBNA Transaction Agreement and (iii) all other agreements, instruments and documents being or to be executed and delivered by the Company, any Subsidiary of the Company, FFELP Buyer Parent, any Subsidiary of FFELP Buyer Parent, CBNA or any Subsidiary of CBNA under the aforementioned agreements or in connection therewith.

“Related Transactions” shall mean, collectively, the transactions contemplated by the Related Transaction Agreements.

“Representatives” shall have the meaning set forth in Section 6.5(a).

“Requisite Stockholder Approval” shall mean the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote at the Stockholders’ Meeting adopting this Agreement and approving the Merger and the FFELP Transaction.

“Retained Liabilities” shall mean the following Liabilities of the Company and the Post-Sale Subsidiaries:  (a) Liabilities related to the Acquired Assets, the conduct of the Post-Sale Business or the ownership and operation of the assets and properties of the Post-Sale Company or any of its Affiliates, in each case arising after the Effective Time; (b) Liabilities in respect of the Company Employees arising from any incident, event, fact or circumstance occurring after the Effective Time; (c) the Company’s obligations under this Agreement, the Ancillary Agreements, Section 10.6 of the FFELP Transaction Agreement and Section 8.3 of the CBNA Transaction Agreement, in each case arising after the Effective Time; and (d) all Liabilities and obligations of the Company and the Post-Sale Subsidiaries arising under or to be performed under the Securitization Basic Documents, in each case arising after the Effective Time; provided, however, that in no event shall the Retained Liabilities include:

(i)	the FFELP Assumed Liabilities, the Other Business Liabilities or any Liabilities of the Company and its Subsidiaries relating to the CBNA Purchased Assets or the FFELP Purchased Assets;

(ii)
any Liabilities of the Company and its Subsidiaries relating to, arising out of or resulting from (A) the conduct of the business of the Company or any of its Affiliates or the ownership and operation of the assets and properties of the Company or any of its Affiliates prior to the Effective Time or (B) incidents, events, facts or circumstances existing or occurring on or prior to the Closing Date, including any Liabilities in respect of the Proceedings set forth in Section 4.14 of the Company Disclosure Schedule;

(iii)
any Liabilities of the Company and its Subsidiaries relating to or arising out of any breach of, or default under, any Company Contract by the Company or any of its Subsidiaries or Affiliates occurring on or prior to the Closing Date;

(iv)
any Liabilities of the Company and its Subsidiaries relating to, arising out of or resulting from any violation of Law occurring, or relating to or resulting from incidents, events, facts or circumstances existing or occurring, on or prior to the Closing Date;

(v)	any Liabilities for Taxes of the Company and its Subsidiaries, other than any Taxes for which Buyer is liable pursuant to the Indemnification Agreement;

(vi)
any Liabilities of the Company and its Subsidiaries relating to, resulting from or arising out of claims of infringement or other misappropriation of the Intellectual Property rights of third parties occurring, or relating to or resulting from incidents, events, facts or circumstances existing or occurring, on or prior to the Closing Date;

(vii)	any Indebtedness of the Company or any of its Subsidiaries and any Liabilities with respect thereto (other than the Securitization Notes);

(viii)
any Liabilities relating to any Company Benefit Plan to extent relating to, resulting from or arising out of any incident, event, fact or circumstance existing or occurring on or prior to the Effective Time, including all Liabilities related to the transaction awards payable under the Company Benefit Plans; or

(ix)
except as set forth in Article VII of the Separation Agreement, any Liabilities relating to any current or former employee, director or other service provider of the Company or any of its Affiliates to the extent relating to, resulting from or arising out of any incident, event, fact or circumstance existing or occurring at or prior to the Effective Time, including (A) all Liabilities arising out of or relating to the failure of the Company or any of its Affiliates to file timely any required notice under the WARN Act with respect to employee terminations effected by the Company or any of its Affiliates at or prior to the Effective Time, (B) all Liabilities arising out of or relating to any right, interest or claim of any current or former employees, directors or other service providers of the Company or any of its Affiliates, including any employment, severance, retention or termination Contract (other than any Liabilities to the extent relating to, resulting from or arising out of any incident, event, fact or circumstance occurring following the Effective Time), (C) all Liabilities arising out of or relating to the employment classification practices and policies of the Company or any of its Affiliates prior to the Effective Time, (D) all Liabilities with respect to compensation (including earned base salary, bonuses or other compensation and commissions owed to any current or former officers, directors, employees or consultants of the Company or any of its Affiliates for all services performed up to and including the Closing Date and (E) all Liabilities with respect to any earned, unused planned time-off days earned by, and credited to, Company Employees as of the Closing Date to the extent used by Company Employees.

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002.

“Schedule of Trust Student Loans” shall mean the schedule(s), file(s) or data storage disk(s) or tape(s) produced by the Company from its management information system identifying all of the Trust Student Loans and containing data related to such Trust Student Loans, including with respect to each Trust Student Loan, the loan identification number, current loan rate of interest, maturity date, original Principal Balance and Principal Balance and accrued interest as of a specified date and all other information included in the data tape(s), dated March 31, 2010 and dated June 30, 2010, previously delivered to Buyer.

“SEC” shall mean the Securities and Exchange Commission.

“Secretary of State” shall have the meaning set forth in Section 2.3(a).

“Securities Act” shall mean the Securities Act of 1933.

“Securitization Basic Documents” shall mean, with respect to each Securitization Trust, the applicable Basic Documents (as defined under the Securitization Indenture), as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Securitization Closing Date” shall mean, with respect to each Securitization Trust, the applicable closing date under the Securitization Indenture.

“Securitization Cutoff Date” shall mean, with respect to each Securitization Trust, the applicable cutoff date under the Securitization Indenture.

“Securitization Eligible Loan” shall mean a Student Loan offered for sale by the Depositor under the applicable Purchase Agreement, dated as of the Securitization Closing Date, or substituted by the Depositor under any other Purchase Agreement entered into after the Securitization Closing Date, which, as of the Securitization Cutoff Date, or in the case of a Purchase Agreement entered into after the Securitization Closing Date, as of the related purchase date, is current or no more delinquent than permitted under such Purchase Agreement and which meets the other criteria for an “Eligible Loan” under and as defined in the applicable Securitization Master Terms Purchase Agreement as of the applicable Securitization Cutoff Date, or in the case of any Student Loan substituted pursuant to this Securitization Master Terms Purchase Agreement after the Securitization Closing Date, as of the applicable cutoff date by the Depositor.

“Securitization Indenture” shall mean, with respect to each Securitization Trust, the indenture pursuant to which the Securitization Trust has issued Securitization Notes, as amended or supplemented from time to time.

“Securitization Master Terms Purchase Agreement” shall mean, with respect to each Securitization Trust, the purchase agreement entered into by and between the Company and the Depositor pursuant to which the Student Loans to be deposited into the Securitization Trust are sold from the Company to the Depositor, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Securitization Master Terms Sale Agreement” shall mean, with respect to each Securitization Trust, the Master Terms Sale Agreement entered into by and between the Depositor and the Securitization Trust pursuant to which Student Loans are sold by the Depositor to the Securitization Trust, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Securitization Note” shall mean a note issued by the related Securitization Trust.

“Securitization Restricted Cash” shall mean, with respect to each Securitization Trust, all cash and investments held from time to time in any Trust Account (as defined in the applicable Administration Agreement (as defined in the applicable Securitization Indenture)) whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise.

“Securitization Trust” shall mean the 2006-A Trust, the 2010-A Trust or the 2010-B Trust, as the context requires.

“Securitization Trust SEC Documents” shall have the meaning set forth in Section 4.25(e).

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Servicer” shall mean the Company in its capacity as Servicer under each Securitization Servicing Agreement (as defined in the FFELP Transaction Agreement) or under the Conduit Servicing Agreement and the Conduit Supplemental Servicing Agreement (each as defined in the FFELP Transaction Agreement) or under the servicing agreement with respect to the 2009-A Trust, as the context requires, and its permitted successors and assigns in such capacity.

“Services Agreements” means, collectively, with respect to each of the Other Securitization Trusts, each Services Agreement and Administration Services Agreement, effective as of the Closing Date, by and among the Company and CBNA, as service providers, and CSD, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Signing Related Transaction Agreements” shall mean the FFELP Transaction Agreement and the CBNA Transaction Agreement.

“Software” shall mean computer software programs and software systems, including firmware, middleware, databases, compilations, tool sets, compilers, higher level or “proprietary” languages and related documentation, whether in source code, object code or human readable form.

“Special Committee” shall have the meaning set forth in the Recitals.

“Stockholders’ Meeting” shall have the meaning set forth in Section 6.2(a).

“Student Loan” shall mean private education loans to students and parents of students that are not guaranteed or reinsured under the FFELP or any other federal student aid programs.

“Student Loan Insurance Policies”  shall have the meaning set forth in Section 4.17(a).

“Student Loan Origination Platform” shall mean the Company’s and its Subsidiaries’ right, title and interest in and to the Software, IT Assets, systems and other materials directly used in connection with the acquisition and servicing of students loans with respect to the Post-Sale Business, including the following:

(i)	the implementation of the third party application commonly known as Diploma and related code used solely by the Company or any of its Subsidiaries;

(ii)
the implementation of the third party application commonly known as Appworks and related code used solely by the Company or any of its Subsidiaries in connecting systems that are specific to the Appworks interface;

(iii)	the application commonly known as CSRAgent and code used solely by the Company or any of its Subsidiaries in related systems that are specific to the CSRAgent interface;

(iv)
the Internet domain names StudentLoan.com, FAAOnline.com, and EducationalLoanCenter.com, content thereon (excluding any Trademarks owned by an Affiliate of the Company), and underlying code specific to the Company or any of its Subsidiaries for the foregoing websites and related systems that are specific to the foregoing websites’ interfaces;

(v)
training materials, policies, procedures, marketing materials, templates, and other materials specific to the Company or any of its Subsidiaries and used in connection with the acquisition, disbursement and servicing of students loans with respect to the Post-Sale Business;

(vi)
spreadsheets, databases, documents, reports and other materials specific to the Company or any of its Subsidiaries and used in connection with the acquisition, disbursement and servicing of students loans with respect to the Post-Sale Business; and

(vii)	the algorithms, processes and business logic specific to the Company or any of its Subsidiaries.

“Subservicer” shall mean CSD, in its capacity as the subservicer under each Securitization Subservicing Agreement or the Conduit Subservicing Agreement (each as defined in the FFELP Transaction Agreement) or under the subservicing agreement with respect to the 2009-A Trust, as the context requires, and its successors and assigns in such capacity.

“Subservicing Letter Agreement” shall have the meaning set forth in the Recitals.

“Subsidiary” of any person, shall mean any corporation, partnership, joint venture or other legal entity of which such person owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, including, in the case of the Company, the Securitization Trusts.

“Superior Proposal” shall have the meaning set forth in Section 6.6(i).

“Superior Proposal Agreement” shall have the meaning set forth in Section 6.6(g).

“Surviving Corporation” shall have the meaning set forth in Section 2.1.

“Tax” or “Taxes” shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax (including taxes under Code Section 59A), or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Authority.

“Tax Returns” shall mean returns, reports and information statements with respect to Taxes required to be filed with any other taxing authority, domestic or foreign, including consolidated, combined and unitary tax returns.

“Termination Date” shall have the meaning set forth in Section 8.1(b).

“Trademarks” shall mean United States, state and non-U.S. trademarks, service marks, trade names, assumed names, Internet domain names, designs, logos, slogans and general intangibles of like nature, whether registered or unregistered, and pending registrations and applications to register the foregoing.

“Trade Secrets” shall mean trade secrets and confidential ideas, know-how, concepts, methods, processes, formulae, technology, algorithms, models, reports, data, customer lists, supplier lists, mailing lists, business plans and other proprietary information, in each case which derive economic value, actual or potential, from being maintained in confidence.

“Transaction Expenses” shall mean all documented out-of-pocket fees and expenses incurred or paid by or on behalf of Buyer or any Affiliate of Buyer in connection with the Merger or the other transactions contemplated hereby or related to the authorization, preparation, negotiation, execution and performance of this Agreement or the Ancillary Agreements, including all fees and expenses of counsel, investment banking firms, financing sources, accountants, experts and consultants.

“Transactions” shall mean, collectively, (i) the FFELP Transaction, (ii) the CBNA Transaction and (iii) the transactions, including the Merger, contemplated by this Agreement or any of the Ancillary Agreements.

“Transition Agreements” shall have the meaning set forth in the Recitals.

“Trust Certificate” shall mean, with respect to each Securitization Trust, a certificate evidencing a 100% beneficial interest in such Securitization Trust.

“Trust Student Loan” shall mean a Student Loan that has been sold or permissibly transferred to a Securitization Trust by the Depositor, the Servicer or a Subservicer and the beneficial ownership of which is still held by such Securitization Trust on the date specified.

“Voting and Support Agreement” shall have the meaning set forth in the Recitals.

“WARN Act” means, collectively, the Workers Adjustment and Retraining Notification Act and any and all comparable state, local and other Laws.

ARTICLE II

THE MERGER

Section 2.1                      The Merger.  Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Acquisition Sub shall be merged with and into the Company, whereupon the separate existence of Acquisition Sub shall cease, and the Company shall continue under the name “The Student Loan Corporation” as the surviving corporation (the “Surviving Corporation”), shall become a wholly-owned subsidiary of Buyer and shall continue to be governed by the laws of the State of Delaware.

Section 2.2                      Closing.  Subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VII hereof, the closing of the Merger (the “Closing”) will take place at 10:00 a.m., New York time, on the third Business Day after the day on which the last of the conditions required to be satisfied or waived pursuant to Article VII hereof is either satisfied or waived (other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, 10036, unless another time, date or place is agreed to in writing by the parties hereto (such date on which the Closing occurs being the “Closing Date”).  Subject to the terms and conditions of this Agreement, including Section 6.12, the parties will cooperate to cause the Closing to occur immediately following the closings of each of the FFELP Transaction and the CBNA Transaction.  Notwithstanding the foregoing, unless CBNA or one of its Affiliates (other than the Company and its Subsidiaries) confirms to Buyer in writing on or prior to November 15, 2010 that it will provide the human resources services and employee benefit plans and programs contemplated under Article VII of the Separation Agreement, in no event shall the Closing Date occur prior to December 31, 2010.

Section 2.3                      Effective Time; Effect.

(a)           Concurrently with the Closing, the Company, Buyer and Acquisition Sub shall cause a certificate of merger (the “Certificate of Merger”) with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the “Secretary of State”) as provided under the DGCL.  The Merger shall become effective on the date and time at which the Certificate of Merger has been duly filed with the Secretary of State or at such other date and time as is agreed by the parties and specified in the Certificate of Merger, and such date and time is hereinafter referred to as the “Effective Time.”

(b)           The Merger shall have the effects specified herein and in the DGCL.

Section 2.4                      Certificate of Incorporation and By-Laws.  At the Effective Time, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time (the “Company Charter”), shall be amended so that Article FOURTH thereof reads in its entirety as follows:  “The total number of shares of capital stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, $0.01 par value.”  As so amended, the Company Charter shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable Law or the provisions of the Certificate of Incorporation of the Surviving Corporation.  At the Effective Time, the by-laws of Acquisition Sub, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation until thereafter amended in accordance with applicable Law or the provisions of the Certificate of Incorporation and by-laws of the Surviving Corporation.

Section 2.5                      Board of Directors.  Subject to applicable Law, each of the parties hereto shall take all necessary action to ensure that the Board of Directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the Board of Directors of Acquisition Sub immediately prior to the Effective Time.

Section 2.6                      Officers.  From and after the Effective Time, the officers of the Acquisition Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

Section 3.1                      Effect on Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquisition Sub or the holders of any securities of the Company or Acquisition Sub:

(a)           Cancellation of Company Securities.  Each share of Company Common Stock held by the Company as treasury stock or held by Buyer or Acquisition Sub immediately prior to the Effective Time shall automatically be cancelled, retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(b)           Conversion of Company Securities.  Except as otherwise provided in this Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 3.1(a) hereof and the Dissenting Shares) shall be converted into the right to receive the Merger Consideration.  Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 3.1(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically cancelled and shall cease to exist and the holders of certificates (the “Certificates”) or book-entry shares (“Book-Entry Shares”) which immediately prior to the Effective Time represented such shares of Company Common Stock shall cease to have any rights with respect to such shares of Company Common Stock other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof and in compliance with Section 3.3) or Book-Entry Shares in accordance with Section 3.2 of this Agreement, the Merger Consideration, without interest thereon.

(c)           Conversion of Acquisition Sub Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value of $0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(d)           Adjustments.  Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the number of outstanding shares of Company Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, subdivision, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration shall be equitably adjusted to reflect such change.

Section 3.2                      Exchange of Certificates.

(a)           Designation of Paying Agent; Deposit of Exchange Fund.  Prior to the Effective Time, Buyer shall designate a paying agent (the “Paying Agent”) reasonably acceptable to the Company for the payment of the Merger Consideration as provided in Section 3.1(b).  At or immediately following the Effective Time, Buyer shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of holders of shares of Company Common Stock, cash constituting an amount equal to the aggregate Merger Consideration (the “Aggregate Merger Consideration,” and such Aggregate Merger Consideration as deposited with the Paying Agent, the “Exchange Fund”).  In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1(b), Buyer shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment.  The Paying Agent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock and (ii) applied promptly to making the payments pursuant to Section 3.2(c) hereof.  The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement.

(b)           As promptly as practicable following the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a Certificate or Book-Entry Share, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (x) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares, as applicable, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof and in compliance with Section 3.3) or Book-Entry Shares to the Paying Agent and which shall be in the form and have such other provisions as Buyer and the Surviving Corporation may reasonably specify and (y) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration into which the number of shares of Company Common Stock previously represented by such Certificate or Book-Entry Shares shall have been converted pursuant to this Agreement (which instructions shall provide that at the election of the surrendering holder, Certificates or Book-Entry Shares may be surrendered, and the Merger Consideration in exchange therefor collected, by hand delivery).  Until surrendered as contemplated by this Section 3.2, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender the applicable portion of the Aggregate Merger Consideration in cash as contemplated by this Section 3.2, without interest thereon.

(c)           Upon surrender of a Certificate (or affidavit of loss in lieu thereof and in compliance with Section 3.3) or Book-Entry Share for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate or Book-Entry Share, to be promptly mailed following the later to occur of (x) the Effective Time or (y) the Paying Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof and in compliance with Section 3.3) or Book-Entry Share, and the Certificate (or affidavit of loss in lieu thereof and in compliance with Section 3.3) or Book-Entry Share so surrendered shall be forthwith cancelled.  If the payment of the applicable portion of the Aggregate Merger Consideration is made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (A) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (B) the person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the applicable portion of the Aggregate Merger Consideration to a person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable.  The Paying Agent shall accept such Certificates (or affidavits of loss in lieu thereof) or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices.  No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Merger Consideration payable upon the surrender of the Certificates or Book-Entry Shares.

(d)           Termination of Exchange Fund.  Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates or Book-Entry Shares for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holders of shares of Company Common Stock prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation, as general creditors thereof for payment of their claim for Merger Consideration, without interest, to which such holders may be entitled.

(e)           No Liability.  None of Buyer, Acquisition Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash held in the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Certificates or Book-Entry Shares shall not have been surrendered prior to one (1) year after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such Certificate or Book-Entry Share would otherwise escheat to, or become the property of, any Governmental Authority), any such cash in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

(f)           Investment of Exchange Fund.  The Paying Agent shall, if directed by Buyer or, after the Effective Time, the Surviving Corporation, invest any cash included in the Exchange Fund as so directed; provided that (i) no such investment shall relieve Buyer or the Paying Agent from making the payments required by this Article III, and following any losses that result in the amount of cash in the Exchange Fund to be insufficient to make the remaining payments contemplated to be paid by the Paying Agent from the Exchange Fund pursuant to this Agreement, Buyer shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such deficiency, and (ii) such investments shall be in (A) short-term obligations of the United States of America with maturities of no more than thirty (30) days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America, (B) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s, respectively or (C) money market funds substantially all the assets of which are comprised of investments in the obligations described in clauses (A) and (B).  Any interest or income produced by such investments shall be payable to the Surviving Corporation.

Section 3.3                      Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

Section 3.4                      Dissenting Shares.  Notwithstanding anything herein to the contrary, to the extent that holders of Company Common Stock are entitled to appraisal rights under Section 262 of the DGCL, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration, but the holders of such Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Section 262 of the DGCL; provided, however, that if any such holder shall have failed to timely perfect or shall have effectively withdrawn or lost his or her right to appraisal under the DGCL, such holder’s shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, and such shares shall not be deemed to be Dissenting Shares.  At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in this Section 3.4.  The Company shall give Buyer and Acquisition Sub prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock, and Buyer and Acquisition Sub shall have the right to participate in all negotiations and proceedings with respect to such demands except as required by applicable Law.  The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for fair value for Dissenting Shares or offer to settle, settle or negotiate in respect of any such demands.

Section 3.5                      Transfers; No Further Ownership Rights.  After the Effective Time, the stock transfer books of the Company or the Surviving Corporation will be closed, and there shall be no registration of transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.  If Certificates or Book-Entry Shares are presented to the Surviving Corporation for transfer following the Effective Time, they shall be cancelled against delivery of the Merger Consideration, as provided for in Section 3.1(c) hereof, for each share of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

Section 3.6                      Withholding.  Each of the Paying Agent, the Company, Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the payments otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as it is respectively required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax Law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except:  (i) as disclosed in any Company SEC Document filed prior to the date hereof (excluding (A) risk factor disclosures contained under the heading “Risk Factors” (other than any historical information included therein), (B) any disclosure of risks included in any “Forward-looking statements” disclaimers and (C) any other statements included in such Company SEC Documents to the extent that such disclosures are predictive or forward-looking in nature); provided, however, that any disclosures in the Company SEC Documents that are the subject of this clause (i) shall be deemed to qualify a representation or warranty only if the relevance of such disclosure to such representation or warranty is reasonably apparent on the face of such disclosure; provided, further, that the disclosures in the Company SEC Documents shall not be deemed to qualify any representations or warranties made in Section 4.3; or (ii) as disclosed in any section of the separate disclosure schedule which has been delivered by the Company to Buyer immediately prior to the execution of this Agreement (the “Company Disclosure Schedule”), which Company Disclosure Schedule shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article IV (it being agreed that the disclosure of any item in any section of the Company Disclosure Schedule shall also be deemed to be disclosed with respect to any other section of the Company Disclosure Schedule to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company hereby represents and warrants to Buyer and Acquisition Sub as follows:

Section 4.1                      Organization and Qualification.  Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has the requisite corporate or other legal entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.  Each of the Company and its Subsidiaries is duly qualified or licensed as a foreign corporation or other legal entity to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.2                      Certificate of Incorporation and By-Laws.  The Company has made available to Buyer a complete and correct copy of the Company Charter and the by-laws of the Company, and the comparable organizational documents of each Subsidiary of the Company, in each case as amended to date.

Section 4.3                      Capitalization; Subsidiaries.

(a)           The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 10,000,000 shares of the Company’s preferred stock, par value $0.01 per share (the “Company Preferred Stock”).  Twenty million shares of Company Common Stock are issued and outstanding and no shares of Company Preferred Stock are issued and outstanding.  No shares of Company Common Stock are held by the Company in its treasury.  All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to, and were not issued in violation of, any preemptive rights.

(b)           Section 4.3(b) of the Company Disclosure Schedule sets forth a complete and correct list of each Subsidiary of the Company, together with the jurisdiction of organization and percentage of outstanding equity or voting interests owned by the Company.  All outstanding shares of capital stock of the Subsidiaries of the Company are duly authorized, validly issued, fully paid and non-assessable and not subject to, and were not issued in violation of, any preemptive rights and are owned of record and beneficially by the Company free and clear of any Liens.

(c)           Except as set forth in Section 4.3(c) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other equity or voting interests in (including any securities exercisable or exchangeable for or convertible into capital stock or other equity or voting interests in) any other person (other than equity or debt securities held as investments in the ordinary course of business which are not, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

(d)           There are no outstanding subscriptions, options, warrants, calls, convertible securities, phantom stock rights, stock appreciation rights, stock-based performance units or other similar rights, agreements, commitments or Contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, unit, agreement, commitment or Contract.

Section 4.4                      Authority Relative to Agreement.

(a)           The Company has all necessary corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and the Related Transaction Agreements, to perform its obligations hereunder and thereunder and to consummate the Merger, the Related Transactions and the other transactions contemplated by this Agreement, the Ancillary Agreements and the Related Transaction Agreements, subject in the case of the Merger and the FFELP Transaction to receipt of the Requisite Stockholder Approval.  The execution and delivery of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company and the consummation by the Company of the Merger, the Related Transactions and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements and the Related Transaction Agreements or to consummate the Merger, the Related Transactions and the other transactions contemplated hereby and thereby (other than, with respect to the Merger and the FFELP Transaction, the receipt of the Requisite Stockholder Approval, and with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State).  This Agreement, the Ancillary Agreements and the Related Transaction Agreements have been (or at the time of the Closing, will be) duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer and Acquisition Sub, this Agreement and the Ancillary Agreements constitute (or, at the time of Closing, will constitute), and, assuming the due authorization, execution and delivery by each of the other parties thereto, the Related Transaction Agreements constitute (or, at the time of Closing, will constitute), legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

(b)           In connection with its approval of the Transactions, the Board of Directors of the Company (upon the recommendation of the Special Committee), at a meeting duly called and held, has unanimously (i) approved and adopted this Agreement, the Ancillary Agreements and the Related Transaction Agreements and approved the Merger, the Related Transactions and the other transactions contemplated hereby and thereby, (ii) determined that the Merger and the Related Transactions are advisable and fair to and in the best interests of, the stockholders of the Company and (iii) resolved to submit this Agreement and the FFELP Transaction Agreement to the stockholders of the Company for approval, file the Proxy Statement with the SEC and, subject to Section 6.6 hereof, make the Company Recommendation.

Section 4.5                      No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company do not and will not, the performance of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company will not, and the consummation by the Company of the Merger, the Related Transactions and the other transactions contemplated by this Agreement, the Ancillary Agreements and the Related Transaction Agreements will not, with or without notice or lapse of time, or both, (i) conflict with or violate the restated certificate of incorporation or by-laws (or equivalent organizational documents) of the Company or any of its Subsidiaries, (ii) conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of consent, termination, amendment, modification, acceleration, cancellation of, or any right of acceleration or cancellation or modification of any benefit or obligation under, or right to challenge (A) any Securitization Basic Document or Other Securitization Basic Document or (B) any other Company Contract or (iv) result in the creation of a Lien, other than any Permitted Lien, on any property or asset of the Company or any of its Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv) hereof, any such conflict, violation, breach, default, termination, amendment, acceleration, cancellation or Lien that has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect or that would not reasonably be expected to materially impair the ability of the Company or any of its Subsidiaries to perform any of their obligations under this Agreement, the Ancillary Agreements or the Related Transaction Agreements or prevent or unreasonably delay the consummation of the Transactions.

(b)           The execution and delivery of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company do not, and at the time of the Closing, will not, the performance of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company will not, and the consummation by the Company of the Merger, the Related Transactions and the other transactions contemplated by this Agreement, the Ancillary Agreements and the Related Transaction Agreements will not, require any consent, approval, authorization, waiver or permit of, or filing or registration with or notification to, any Governmental Authority or any other person, including any trustee, any holder of, or holder of a beneficial interest in, note issued under a Securitization Indenture or any Rating Agency, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications, has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect or would not reasonably be expected to materially impair the ability of the Company or any of its Subsidiaries to perform any of their obligations under this Agreement, the Ancillary Agreements or the Related Transaction Agreements or prevent or unreasonably delay the consummation of the Transactions.

Section 4.6                      Compliance with Laws.

(a)           The Post-Sale Company and the Post-Sale Subsidiaries are in possession of all authorizations, licenses, permits, franchises, exemptions, orders, approvals and certificates necessary for the Post-Sale Company and the Post-Sale Subsidiaries to own, lease or operate their properties and assets and to carry on their businesses as they are now being conducted (the “Company Permits”), and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to be in possession of, or the suspension or cancellation of, any of the Company Permits has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  Section 4.6(a) of the Company Disclosure Schedule sets forth a true and complete list of the material Company Permits.  None of the Post-Sale Company or any of the Post-Sale Subsidiaries is or has been in default or violation of (i) any Laws applicable to the Post-Sale Company or any of the Post-Sale Subsidiaries or by which any property or asset of the Post-Sale Company or any of the Post-Sale Subsidiaries is bound or affected or (ii) the Company Permits, except, in each case, for any such defaults or violations that have not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company Permits will be subject to revocation, withdrawal, suspension, termination, non-renewal or modification as a result of the execution and delivery of this Agreement, the Ancillary Agreements or the Related Transaction Agreements or the consummation of the Transactions.

(b)           With respect to each state or jurisdiction therein in which the Company or any of its Affiliates undertakes origination activities of Student Loans, the Company or such Affiliate is and has been in compliance in all material respects with such state’s or jurisdiction’s (as applicable) Laws, settlement agreements and other standards and procedures, including those promulgated by agencies or officers thereof, applicable to it and pertaining to the conduct of participants in the student loan industry, including any applicable voluntary code of conduct, to the extent the Company or any such Affiliate has assented thereto.

(c)           Neither the Company nor any of its Subsidiaries, nor any of their respective agents, officers or employees, is or has been in violation in any respect of any Laws or Orders applicable to the Trust Student Loans, including all Laws applicable to the marketing, origination, ownership, sale, servicing and collection of the Trust Student Loans and the Company’s business, except for such violation that has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  The servicing and collection practices used by the Company and its Subsidiaries with respect to the Trust Student Loans are and have been compliant with applicable Law and have met customary standards and practices utilized by similar student lenders in their servicing businesses, except for such non-compliance that has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.7                      Company SEC Documents; Undisclosed Liabilities.

(a)           The Company has filed with the SEC all forms, documents, reports, schedules and statements required to be filed or furnished with the SEC since December 31, 2009, together with any amendments, restatements or supplements thereto (the “Company SEC Documents”).  As of their respective dates, or, if amended or restated, as of the date of the last such amendment or applicable subsequent filing prior to the date of this Agreement, each of the Company SEC Documents complied, and each of the Company SEC Documents to be filed subsequent to the date hereof will comply, in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Company SEC Documents at the time they were filed, or will be filed, as the case may be, or, if amended or restated, as of the date of the last such amendment or applicable subsequent filing prior to the date of this Agreement, contained, or will contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading.

(b)           The consolidated financial statements (giving effect to any amendments, restatements or supplements thereto filed prior to the date of this Agreement, and including all related notes and schedules) of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein including the notes thereto) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).  The books and records of the Company and its Subsidiaries are true and complete, have been maintained in accordance with sound business practices and accurately present and reflect in all material respects all of the transactions and actions therein described.

(c)           The Company and its Subsidiaries do not have any Liabilities that would have, individually or in the aggregate, a Company Material Adverse Effect, except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet or the notes thereto included in the Company SEC Documents filed prior to the date hereof, (ii) for Liabilities incurred in the ordinary course of business since the date of the most recent audited balance sheet included in the Company SEC Documents and not in violation hereof, (iii) Liabilities incurred in connection with the obligations of the Post-Sale Company for ongoing performance under any Company Contract set forth in the Company Disclosure Schedule that are not related to any breach or default thereunder and (iv) for Liabilities which were incurred in connection with the negotiation of this Agreement, any Ancillary Agreement or any of the Related Transaction Agreements.

Section 4.8                      Controls and Procedures.  The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company’s disclosure controls and procedures are designed to ensure that information required to be disclosed in the Company’s reports filed or furnished under the Exchange Act is recorded, processed, summarized and reported within the required time periods and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, as of their respective filing dates or, if amended, as of the date of the last amendment prior to the date hereof, to the extent required by applicable Law, has presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.  The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2009, and a description of such assessment is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed prior to the date hereof.  The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (ii) to the knowledge of the Company, any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 4.9                      Absence of Certain Changes or Events.

(a)           Since December 31, 2009, (i) the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice, and (ii) there has not been any event, change, effect, development, state of facts, condition, circumstance or occurrence that has had or would have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           Since December 31, 2009 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof, would constitute a breach of or require a consent under Section 6.1(a)(iii), 6.1(a)(vi), 6.1(a)(viii) or 6.1(a)(xv).

Section 4.10                      Absence of Litigation.

(a)           There is no claim, action, suit, proceeding, investigation, arbitration, audit or hearing (each, a “Proceeding”) pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any present or former officer, director or employee (in their capacity as such) of the Company or any of its Subsidiaries by or before any arbitrator or Governmental Authority, in each case as would have, individually or in the aggregate, a Company Material Adverse Effect. There are no Orders outstanding against the Company, any of its Subsidiaries or any present or former officer, director or employee (in their capacities as such) that would be material to the Post-Sale Company and as of the date hereof, there is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that seeks to prevent, hinder, modify, delay or challenge any of the Transactions.

(b)           (i) As of the date hereof and (ii) after the date hereof, none of the Company, the Depositor, any Securitization Trust or any Other Securitization Trust has received any notice or other communication from any Governmental Authority, any party to a Securitization Basic Document or Other Securitization Basic Document, any holder of, or holder of a beneficial interest in, any note issued under a Securitization Indenture or in connection with the Other Securitization Basic Documents, any issuer of a Student Loan Insurance Policy or any Rating Agency in connection with this Agreement, the Related Transaction Agreements or the Transactions, or from any person alleging that the consent of such person is or may be required in connection herewith or therewith and there are no material Proceedings commenced or, to the knowledge of the Company, threatened against or involving such person or any of its Subsidiaries, other than, in the case of clause (ii), any such alleged consent that, if not obtained, or Proceeding that has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11                      Employee Benefit Plans.

(a)           Section 4.11(a) of the Company Disclosure Schedule contains a true and complete list of each material Benefit Plan.  All “employee benefit plans” within the meaning of Section 3(3) of ERISA, and all stock purchase, stock option, severance, employment, consulting, change-in-control, fringe benefit, welfare benefit, bonus, incentive, retention, tax gross up, deferred compensation, pension benefit, educational assistance and all other employee benefit plans, agreements, programs, policies, commitments or arrangements, whether or not subject to ERISA, in each case in which any Company Employee participates, or has any present or future right to benefits, or to which any Company Employee is a party are collectively referred to as the “Benefit Plans.”  Any Benefit Plan sponsored by the Company or any of its Subsidiaries are collectively referred to as the “Company Benefit Plans.”

(b)           Buyer has received, with respect to each Company Benefit Plan, to the extent applicable, complete copies of (i) all plan documents and agreements and related trust agreements or other funding vehicles, (ii) the most recent summary plan descriptions, (iii) summaries of any Company Benefit Plans for which there is not a plan documents and (iv) the most recent determination or opinion letter issued by the IRS with respect to each Company Benefit Plan that is intended to be a “qualified plan” under Section 401 of the Code.

(c)           No Liability under Title IV, Section 302 of ERISA or Section 412 of the Code has been incurred by the Company or any entity, whether or not incorporated, that together with the Company would be deemed a “single employer” within the meaning of Section 414 of the Code or Section 4001(b) of ERISA (an “ERISA Affiliate”) that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of the Company of incurring any such Liability, other than Liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).  The Pension Benefit Guaranty Corporation has not instituted Proceedings to terminate any Benefit Plan, and no condition exists that would reasonably be expected to result in such Proceedings being instituted.  Neither the Company nor any of its ERISA Affiliates have ever contributed, or been obligated to contribute, to a “multiemployer plan” (within in the meaning of Section 3(37) of ERISA) at any time.

(d)           Each Company Benefit Plan has been operated in material compliance with its terms and the requirements of applicable Law, including ERISA and the Code.  Each Benefit Plan which is intended to qualify under Code Section 401(a) has been maintained in a manner intended to remain so qualified and nothing has occurred with respect to the operation of each such Benefit Plan which would result in the loss of such qualification.

(e)           There are no Proceedings, other than routine claims for benefits, or Liens pending or, to the knowledge of the Company, threatened with respect to any Benefit Plan as to which the Company or any of its Subsidiaries has or could reasonably be expected to have any material Liability.

(f)           Except as set forth on Section 4.11(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, the Ancillary Agreements or any of the Related Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in any payment becoming due to any Company Employee, (ii) increase any benefits otherwise payable to any Company Employee under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any Company Employee under any such plan, in all such events, which would otherwise not have been due, increased or accelerated had this Agreement, the Ancillary Agreements and the Related Transaction Agreements not been executed.

(g)           Except as set forth on Section 4.11(g) of the Company Disclosure Schedule, no Benefit Plan entitles any Company Employee or beneficiary thereof to any retiree medical or other retiree welfare benefits, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA.

(h)           Except as set forth on Section 4.11(h)(i) of the Company Disclosure Schedule, there are no Company Benefit Plans.  Except as set forth on Section 4.11(h)(ii) of the Company Disclosure Schedule, following the Effective Time, the Company and its Subsidiaries shall not have any Liability with respect to any (A) Benefit Plan that is not a Company Benefit Plan or (B) employee benefits or employee benefit or compensation plan, program, agreement or arrangement maintained or sponsored or otherwise contributed to by CBNA of any Affiliate of CBNA that would be a Benefit Plan but for the fact that no Company Employee is a party to, participates in or is entitled to present or future benefits from, such plan, program, agreement or arrangement.

(i)           Each Benefit Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been administered, operated and maintained with respect to the Company Employees according to the requirements of Section 409A of the Code, and, as applied to the Company Employees, the terms of the written plan document of each such Benefit Plan comply in all respects with Section 409A of the Code, except, in each case, where any such failure would not reasonably be expected to result in material liability to the Company or the Company Employee.  Neither the Company nor any of its Subsidiaries has been required to withhold or pay any Taxes as a result of a failure to comply with Section 409A of the Code.  No person is entitled to receive any additional payment from the Company or any of its Subsidiaries as a result of the imposition of a Tax under Section 409A of the Code.

Section 4.12                      Labor Matters.

(a)           There is no Proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries under, nor any Order to which the Company or any of its Subsidiaries are subject that concerns, the Fair Labor Standards Act of 1938 (or under any state or local wage and hour Law) that affects the Company Employees, nor is there any basis for any of the same, in each case as has had or would have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           With respect to the Company Employees, (i) none of the Company or any of its Subsidiaries is or has been a party to or bound by any collective bargaining agreement with a labor union or organization, (ii) no labor union, labor organization or group of employees has made a demand for recognition or certification and (iii) none of the Company or any of its Subsidiaries is or has been a party to, affected by, or, to the knowledge of the Company, threatened, with any labor strike, work stoppage, slowdown, walkout or lockout or any dispute or controversy with a union or with respect to unionization or collective bargaining.

(c)           The Company and its Subsidiaries are and have been in compliance in all material respects with all Laws and Orders relating to wage payments and the collection and payment of withholding Taxes, social security Taxes and other similar Taxes, except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           All Company Employees working in the United States are authorized to work in the United States and a Form I-9 has been properly completed and retained with respect to each Company Employee and former employee of the Company or any of its Subsidiaries as required by applicable Law, except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           All Company Employees working in countries outside of the United States are authorized to work in such countries and the necessary immigration approvals have been obtained with respect to each such Company Employee and former employee of the Company or any of its Subsidiaries as required by applicable Law, except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

(f)           The Company and its Subsidiaries are and have been in material compliance in all material respects with the requirements of the WARN Act and have no Liabilities or unfulfilled notice obligations pursuant to the WARN Act.  Neither the Company nor any of its Subsidiaries has taken any action that would cause any of them to have any Liability thereunder, except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.13                      Trademarks, Patents and Copyrights.

(a)         Section 4.13(a) of the Company Disclosure Schedule contains a list and description (showing in each case the registered or other owner, expiration date and registration or application number, if any) of all applications or registrations for Copyrights, Patent Rights and Trademarks owned by the Company or any of its Subsidiaries, in each case, as of the date listed on Section 4.13(a) of the Company Disclosure Schedule.

(b)         Section 4.13(b) of the Company Disclosure Schedule contains a list of all material Software owned or directly used by the Company or any of its Subsidiaries and that is used in connection with the Post-Sale Business, provided that Section 4.13(b) of the Company Disclosure Schedule need not list mass market Software licensed to the Company or any of its Subsidiaries that is commercially available and subject to “shrink wrap” or “click through” license agreements.

(c)         Section 4.13(c) of the Company Disclosure Schedule contains a list of all (i) material Contracts to which the Company or any of its Subsidiaries is a party that relate to Software and/or Intellectual Property owned by a third party and used in connection with the Post-Sale Business, and (ii) material Contracts pursuant to which the Company or any of its Subsidiaries grants to a third party a right to use any Trade Secrets or any of the Intellectual Property or Software required to be identified in Section 4.13(a) or Section 4.13(b) of the Company Disclosure Schedule.

(d)         Except as disclosed in Section 4.13(d) of the Company Disclosure Schedule, the Company or a Subsidiary of the Company either:  (i) owns the entire right, title and interest in and to the Intellectual Property and Software used by the Company or such Subsidiary, free and clear of any Lien (other than Permitted Liens); or (ii) has the valid and enforceable right to use the same as the same is necessary to be used by the Company and its Subsidiaries in connection with the Post-Sale Business.  Except as set forth in Section 4.13(d) of the Company Disclosure Schedule, the Company or a Subsidiary of the Company is listed in the records of the appropriate United States, state or non-U.S. registry as the sole current owner of record for each application or registration required to be identified in Section 4.13(a) of the Company Disclosure Schedule as being owned by the Company or any of its Subsidiaries.

(e)         Except as disclosed in Section 4.13(e) of the Company Disclosure Schedule:  (i) all registrations for Copyrights, Patent Rights and Trademarks required to be identified in Section 4.13(a) of the Company Disclosure Schedule as being owned by the Company or any of its Subsidiaries are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind with respect to the applicable registration process; (ii) the material Intellectual Property owned by the Company and its Subsidiaries and used in connection with the Post-Sale Business has not been cancelled or abandoned and is, to the Company’s knowledge, valid and enforceable; (iii) the Company or one of its Subsidiaries has the sole and exclusive right to bring actions for infringement, misappropriation, dilution, violation or unauthorized use of the Intellectual Property and Software owned by the Company or any of its Subsidiaries, and to the knowledge of the Company, there is no basis for any such action; (iv) the Company and its Subsidiaries have taken all commercially reasonable actions to protect the Intellectual Property owned by the Company or any of its Subsidiaries; and (v) neither the Company nor any of its Subsidiaries is in material breach of any agreement with respect to the Intellectual Property licensed by the Company or any of its Subsidiaries and has not taken any action that would impair or otherwise adversely affect its rights in such licensed Intellectual Property.

(f)         Except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, or as disclosed in Section 4.13(f) of the Company Disclosure Schedule:  (i) the conduct of the business of the Company and its Subsidiaries does not infringe upon, misappropriate or otherwise violate any Intellectual Property of another person; (ii) no claim of any infringement, misappropriation, violation or dilution of any Intellectual Property of any other person has been made or asserted in writing in respect of the operations of the Company or any of its Subsidiaries (that has not been settled or otherwise fully resolved without material ongoing obligations or restrictions); (iii) no claim of invalidity of any Intellectual Property owned by the Company or any of its Subsidiaries has been made in writing by any other person (that has not been settled or otherwise fully resolved without material ongoing obligations or restrictions); (iv) no proceedings are pending or, to the knowledge of the Company, threatened that challenge the validity, ownership or use of any Intellectual Property owned by the Company or any of its Subsidiaries; and (v) neither the Company nor any of its Subsidiaries has had written notice of or, knowledge of any basis for, a claim against the Company or any of its Subsidiaries that the operations, activities, products, Software, equipment, machinery or processes used by the Company or any of its Subsidiaries infringe, misappropriate, violate or dilute any Intellectual Property of any other person.

(g)         Except as disclosed in Section 4.13(g) of the Company Disclosure Schedule:  (i) the Company and its Subsidiaries have maintained and protected the Software that each owns (the “Owned Software”) and such Owned Software operates in all material respects in accordance with and conforms in all material respects to any relevant specifications, manuals, guides, descriptions and other similar documentation, in written or electronic form; (ii) the Owned Software does not incorporate any Software that is licensed pursuant to a so called “open source” license in a manner that would require disclosure and licensing to third parties of the Company’s proprietary components of such Owned Software; (iii) the Company or one of its Subsidiaries has complete and exclusive right, title and interest in and to the Owned Software; and (iv) the Owned Software complies with all applicable Laws relating to the export or re-export of the same.

(h)         Except as disclosed in Section 4.13(h) of the Company Disclosure Schedule, to the knowledge of the Company, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material Intellectual Property or material Software on behalf of the Company, any Subsidiary of the Company or any predecessor in interest thereto either:  (i) created such materials in the scope of his or her employment; (ii) is a party to a “work-for-hire” agreement under which the Company or such Subsidiary is deemed to be the owner of all right, title and interest therein; or (iii) has executed an assignment in favor, as applicable, of the Company or such Subsidiary (or such predecessor in interest, as applicable) of all right, title and interest in such material.

(i)         Except as disclosed in Section 4.13(i) of the Company Disclosure Schedule:  (i) the Company and each Subsidiary of the Company has taken commercially reasonable steps to prevent the unauthorized disclosure or use of Trade Secrets of the Company and its Subsidiaries (except with respect to disclosure to one another, where applicable); (ii) the Company’s and its Subsidiaries’ employee handbook requires that Trade Secrets of the Company and its Subsidiaries be kept confidential, and such employee handbook further requires each individual to provide a signed acknowledgment of his or her receipt of such handbook; (iii) there is no material breach by the Company or any of its Subsidiaries under, and to the knowledge of the Company, no material breach by any other party to, any non-disclosure agreement pertaining to any such material Trade Secret; and (iv) to the knowledge of the Company, there has been no unauthorized material disclosure or use by employees, consultants, officers, directors, or agents of Trade Secrets of the Company and its Subsidiaries.

(j)         Except as disclosed in Section 4.13(j) of the Company Disclosure Schedule:  (i) the IT Assets owned by the Company operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries in connection with their respective businesses; (ii) to the knowledge of the Company, no person has gained unauthorized access to the IT Assets; (iii) the Company has implemented reasonable backup and disaster recovery technology consistent with industry practices; (iv) the Company takes commercially reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of customer, employee and other confidential information; and (v) to the knowledge of the Company, the Company has complied in all material respects with (A) all applicable Laws regarding data protection and the privacy and security of personal information and (B) its privacy policy or commitment to customers and consumers.

Section 4.14                      Taxes.  Except as otherwise disclosed on Section 4.14 of the Company Disclosure Schedule:

(a)           all material Tax Returns required to be filed by or with respect to the Company or its Subsidiaries have been prepared and timely filed (taking into account any extension of time within which to file properly obtained), and, except as set forth in Section 4.14(a) of the Company Disclosure Schedule, all such Tax Returns (taking into account all amendments thereto) are complete and accurate insofar as they relate solely to the Company or its Subsidiaries;

(b)           all Taxes (whether or not shown on any Tax Return) payable by or with respect to the Company or any of its Subsidiaries have been paid, except to the extent being contested in good faith, and Schedule 4.14(a) of the Company Disclosure Schedule lists any such Taxes being contested to the extent the resolution of such contest could result in the Company having a direct Liability for Taxes after the Closing Date and includes the amount for which the Company could be liable as a result of such contest;

(c)           none of the Company, any of its Subsidiaries, or any Affiliate thereof has received written notice of any pending Proceedings, and there are presently no Proceedings, in each case, other than Proceedings that relate to the consolidated, combined, affiliated or unitary group of which the Company and CBNA are members, in respect of any Taxes of the Company or any of its Subsidiaries;

(d)           to the knowledge of the Company, no claim has ever been made in writing by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries has never paid Taxes or filed Tax Returns asserting that the Company or such Subsidiary is or may be subject to material Taxes assessed by such jurisdiction;

(e)           all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in Section 4.14(a), to the extent relating to Taxes for which the Company could have direct Liability after the Closing Date, have been paid in full or are disclosed in Section 4.14(b) of the Company Disclosure Schedule;

(f)           there are no Tax rulings, requests for rulings, or closing agreements relating to the Company or any of its Subsidiaries that could materially affect the Company’s or any of its Subsidiaries’ Liability for Taxes for any taxable period ending after the Closing Date;

(g)           the Tax Agreement, dated as of December 22, 1992 between CBNA and the Company, is the only Tax sharing agreement or Tax indemnity arrangement relating to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party (other than this Agreement and the Indemnification Agreement);

(h)           all Taxes which the Company or any of its Subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected and have been paid to the appropriate Governmental Authority;

(i)           neither the Company nor any of its Subsidiaries has been a member of any affiliated, consolidated, unitary or combined group other than each such group which it is a member as of the date hereof;

(j)           neither the Company nor any of its Subsidiaries has any Liability for Taxes of another Person under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law), other than as a result of being a member of such a group of which it is a member as of the date hereof or as transferee or successor;

(k)           neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation § 1.6011-4(b)(2) requiring disclosure to the IRS;

(l)           during the last three years, neither the Company nor any of its Subsidiaries has been a party to any transaction treated by the parties thereto as one to which Section 355 of the Code (or any similar provision of state, local or foreign Law) applied; and

(m)           there are no Liens (other than Permitted Liens) for Taxes on any of the assets of the Company or any of its Subsidiaries.

Section 4.15                      Properties; Assets.

(a)           None of the Company or any of its Subsidiaries owns any real property. With respect to the real property leased or subleased by the Company or its Subsidiaries (the “Leased Real Property”), except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) all of the leases and subleases under which the Company or any of its Subsidiaries is a tenant are in full force and effect, and the Company has delivered or otherwise made available to Buyer prior to the date hereof true and correct copies of such leases and subleases (including all amendments, supplements and modifications thereto), (ii) the Company or one of its Subsidiaries has a valid leasehold interest in the Leased Real Property and (iii) none of the Company, its applicable Subsidiaries or, to the knowledge of the Company, any other party to such leases is in breach or violation or default under any lease or sublease relating to the Leased Real Property.

(b)           Except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of the Company’s and its Subsidiaries’ personal property and tangible assets (except personal property sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens (other than Permitted Liens).

(c)           Without limiting Section 4.15(a) and Section 4.15(b), the Post-Sale Company or one of its Post-Sale Subsidiaries has, and immediately following the Closing will have, good and marketable title to, or a valid leasehold interest in, all of the Acquired Assets, free and clear of all Liens (other than Permitted Liens).

Section 4.16                      Material Contracts.

(a)           Section 4.16(a) of the Company Disclosure Schedule sets forth a list, as of the date hereof, of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto), in each case, relating to the Post-Sale Company or to which the Post-Sale Company will be subject or bound (the “Company Material Contracts”):

(i)           any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act;

(ii)           any employment Contract;

(iii)           any collective bargaining agreement or other Contract with any labor organization, union or association;

(iv)           any risk-sharing Contract with any school;

(v)           any Contract that limits in any material respect the ability of the Company or any of its Subsidiaries (or, following the consummation of the Transactions, would limit in any material respect the ability of Buyer or any of its Subsidiaries, including the Surviving Corporation) to compete in any line of business or with any person or in any geographic area;

(vi)           any Contract with a Related Party or that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

(vii)           any Contract for the lease of real property by the Company or any of its Subsidiaries that by its terms calls for aggregate annual rent payments of more than $250,000 by the Company and its Subsidiaries;

(viii)           any Contract or series of related Contracts relating to Indebtedness, other than the Omnibus Credit Agreement;

(ix)           any Contract for any joint venture, partnership or similar arrangement, or any Contract involving a sharing of revenues, profits, losses, costs, or Liabilities by the Company or any of its Subsidiaries with any other person;

(x)           any Contract that (A) grants any exclusive rights to make, sell or distribute the Company’s or any of its Affiliates (including Buyer and its Affiliates after Closing) products or services, (B) grants “most favored nation” status or equivalent preferential pricing terms to any other person, (C) contains “requirements” provisions or other provisions obligating the Company or any of its Subsidiaries to purchase or obtain a minimum or specified amount of any product or service from any person in excess of $500,000 in any fiscal year, (D) contains minimum sales or volume provisions in excess of $500,000 in any fiscal year or (E) involves the obligation or potential obligation of the Company or any Company Subsidiary to make any “earn-out” or similar payments to any person; or

(xi)           any other Contract not otherwise required to be disclosed pursuant to this Section 4.16(a) that has an aggregate payment obligation to any person in excess of $500,000 and is not terminable by the Company or any of its Subsidiaries by notice of not more than 60 days.

(b)           The Company or the applicable Subsidiary of the Company has performed all obligations required to be performed by it under the Company Material Contracts, and neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract, except where such failure to perform or such breach or default has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  Neither the Company nor any Subsidiary has received any written notice from any counterparty to any Company Material Contract that such counterparty intends to terminate such Company Material Contract where such termination would have a Company Material Adverse Effect.  To the Company’s knowledge, each other party to the Company Material Contracts has performed all obligations required to be performed by it under the Company Material Contracts, and no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, except where such failure to perform or such breach or default has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  Each Company Material Contract is a valid and binding obligation of the Company or its Subsidiaries, enforceable in accordance with its terms, and, to the knowledge of the Company, is in full force and effect, except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect or except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles.  True and complete copies of all Company Material Contracts, together with all amendments, supplements and modifications thereto, have been made available to Buyer prior to the date hereof.

Section 4.17                      Insurance Policies.

(a)           Section 4.17(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) each insurance policy, in force as of the date hereof, issued by a third party insurance company to the Company to provide insurance coverage for the Trust Student Loans owned by the Securitization Trusts, including any supplements, program manuals, underwriting manuals, endorsements, declarations, riders and commitment letters in connection therewith (the “Student Loan Insurance Policies”) and (ii) each other material insurance policy to which the Company or any of its Subsidiaries is a party (the “Commercial Insurance Policies”).

(b)           All premiums due and payable related to the Student Loan Insurance Policies have been paid.  All premiums due and payable related to the Commercial Insurance Policies have been paid, other than where any non-payment has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  Neither the Company nor any of its Subsidiaries (i) has any claims under review, in dispute or unpaid by any issuer of any Student Loan Insurance Policy or Commercial Insurance Policy with respect to such Student Loan Insurance Policy or Commercial Insurance Policy, as the case may be, (ii) has received written notice of any cancellation, termination or revocation or other written notice that any such Student Loan Insurance Policy or Commercial Insurance Policy is no longer in full force or effect or that the issuer of any Student Loan Insurance Policy or Commercial Insurance Policy is not willing or able to perform its obligations thereunder or (iii) is in breach of or default under the terms of any Student Loan Insurance Policy or Commercial Insurance Policy, in each case, except as has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect.  True and complete copies of all Student Loan Insurance Policies and Commercial Insurance Policies, together with all amendments, supplements and modifications thereto, have been made available to Buyer prior to the date hereof.

(c)           The execution and delivery of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company do not and will not, the performance of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company will not, and the consummation by the Company of the Transactions will not, (i) require any consent, approval, authorization, waiver or permit of, or filing or registration with or notification to any issuer of any Student Loan Insurance Policy or Commercial Insurance Policy, (ii) result in any breach of, or constitute a default (with or without notice or lapse of time or both) under, any Student Loan Insurance Policy or Commercial Insurance Policy, (iii) give the issuer of any Student Loan Insurance Policy or Commercial Insurance Policy the right to cancel, terminate or revoke such Student Loan Insurance Policy or Commercial Insurance Policy, reduce the coverage provided thereunder, or otherwise provide such issuer with a right or defense to deny payment of any claim or performance of any obligation under or in connection therewith, (iv) cause any Student Loan Insurance Policy or Commercial Insurance Policy to cease to be in full force and effect or (v) entitle the issuer of any Student Loan Insurance Policy or Commercial Insurance Policy to charge additional premiums or other amounts in respect thereof.

(d)           Except as set forth in Section 4.17(d) of the Company Disclosure Schedule, any Trust Student Loan that is purported to be insured under a Student Loan Insurance Policy was underwritten and has been serviced and otherwise managed in all material respects in accordance with the requirements of the applicable Student Loan Insurance Policy, including any applicable program or underwriting manual.

Section 4.18                      Transactions with Related Parties.  Except as set forth in Section 4.18 of the Company Disclosure Schedule and except for any Related Transaction Agreements and Ancillary Agreements, no Related Party (i) has borrowed money from or loaned money to the Company or any of its Subsidiaries that will be outstanding after the Effective Time, (ii) has any ownership interest in any property or asset necessary for or primarily used by the Post-Sale Company or any Post-Sale Subsidiary in the conduct of its business or (iii) is a party to any Contract under which the Post-Sale Company will have any Liabilities.  For purposes of this Agreement, “Related Party” means any director, officer or Affiliate of the Company or any of its Subsidiaries, and if any such person is a natural person, any member of the immediate family of any such natural person.

Section 4.19                      Post-Sale Company Assets and Liabilities.  As of the Closing Date, after giving effect to the FFELP Transaction and the CBNA Transaction, the Company and its Subsidiaries will have no assets other than the Acquired Assets and no Liabilities other than the Retained Liabilities and the Excluded Liabilities.  As of the Closing Date, the Acquired Assets will, together with the services to be provided under the Subservicing Letter Agreement and the Transition Agreements (other than any services that would be captured under the headings “Citibank Excluded Services” and “Additional Services” in the term sheet attached as Exhibit F hereto), constitute all of the assets, properties and services necessary for the conduct of the Post-Sale Business in substantially the same manner as conducted immediately prior to the Closing.

Section 4.20                      Opinion of Financial Advisors.  The Special Committee has received the written opinion of Moelis & Company LLC on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders (other than Citigroup Inc. and its Affiliates).

Section 4.21                      Anti-Takeover Statutes.  The Company has taken all action necessary to exempt the Merger, this Agreement, the Voting and Support Agreement, the Related Transaction Agreements and the transactions contemplated hereby and thereby from the provisions of Section 203 of the DGCL, and such action remains in effect.  No other state takeover, “moratorium,” “fair price,” “business combination” or similar statute or regulation under any applicable Law is applicable to the Merger, any of the other transactions contemplated by this Agreement, the Voting and Support Agreement or any of the Related Transactions.

Section 4.22                      Vote Required.  The Requisite Stockholder Approval is the only vote of holders of securities of the Company that is necessary to approve this Agreement, the FFELP Transaction Agreement and the transactions contemplated by this Agreement and the FFELP Transaction Agreement.

Section 4.23                      Brokers.  No broker, finder or investment banker (other than Moelis & Company LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement, the Ancillary Agreements, the Related Transaction Agreements or the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.24                      Trust Certificates.  The Company has, and immediately following the Closing will have, good and marketable title to the Trust Certificate with respect to each Securitization Trust, free and clear of all Liens (other than Liens granted under the Omnibus Credit Agreement that shall be released on the Closing Date) and no right of rescission, offsets, defenses or counterclaims have been asserted or threatened with respect to such Trust Certificates.

Section 4.25                      Securitization Trusts.

(a)           Section 4.25(a) of the Company Disclosure Schedule is a true, correct and complete list of all existing Securitization Basic Documents with respect to each Securitization Trust.  True, correct and complete copies of all such Securitization Basic Documents have been made available to Buyer prior to the date hereof.

(b)           Each Securitization Basic Document to which the Company, the Depositor, any Securitization Trust or any of their Affiliates is a party is a legal, valid and binding obligation of such person and, to the knowledge of the Company, each other party to such Securitization Basic Document, and is enforceable against the Company, the Depositor, such Securitization Trust and such Affiliate and, to the knowledge of the Company, each such other party in accordance with its terms (except in each case as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles), and none of the Company, the Depositor, any Securitization Trust or any of their Affiliates or, to the knowledge of the Company, any other party to a Securitization Basic Document, is in default or breach or has failed to perform any obligation under a Securitization Basic Document, and to the knowledge of the Company, there does not exist any event, condition or omission that would constitute such a breach or default (whether by lapse of time or notice or both).

(c)           Neither the Company or any of its Affiliates has received any notice or communication from any person asserting that any provision of a Securitization Basic Document (i) is not effective or is not a legally valid, binding and enforceable obligation of any party thereto or (ii) that any party to a Securitization Basic Documents is in default or breach or has failed to perform any obligation under a Securitization Basic Document.

(d)           The execution and delivery of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company do not and will not, the performance of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company will not, and the consummation by the Company of the Merger, the Related Transactions and the other transactions contemplated by this Agreement, the Ancillary Agreements and the Related Transaction Agreements will not, (i) require any consent, approval, authorization, waiver or permit of, or filing with or notification to any party to a Securitization Basic Document, any holder of, or holder of a beneficial interest in, any note issued under a Securitization Indenture or any Rating Agency for the purpose of rating any Securitization Notes, (ii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, modification, acceleration, cancellation of, or any right of acceleration or cancellation or modification of any benefit or obligation under, any Securitization Basic Document or (iii) cause any provision of any Securitization Basic Document to cease to be in full force and effect.

(e)           The Company and the Securitization Trusts have filed with the SEC all forms, documents, reports, schedules and statements required to be filed or furnished with the SEC for each Securitization Trust, together with any amendments, restatements or supplements thereto (the “Securitization Trust SEC Documents”).  As of their respective dates, or, if amended or restated, as of the date of the last such amendment or applicable subsequent filing prior to the date of this Agreement, each of the Securitization Trust SEC Documents complied, and each of the Securitization Trust SEC Documents to be filed subsequent to the date hereof will comply, in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Securitization Trust SEC Documents at the time they were filed, or will be filed, as the case may be, or, if amended or restated, as of the date of the last such amendment or applicable subsequent filing prior to the date of this Agreement, contained, or will contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading.  The Company has not received any notification regarding the continued effectiveness of the Depositor’s existing shelf registration statement and, as holder of the Trust Certificates, it has not directed or assigned any right to distributions from the related Securitization Trust to a third person.

Section 4.26                      Other Securitization Basic Documents.

(a)           Section 4.26(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all existing Other Securitization Basic Documents with respect to each Other Securitization Trust.  True, correct and complete copies of all such Other Securitization Basic Documents have been made available to Buyer prior to the date hereof.

(b)           Section 4.26(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of all existing Other Securitization Basic Documents to which the Company shall remain a party immediately after the Effective Time with respect to each Other Securitization Trust.

(c)           Each Other Securitization Basic Document to which the Company, the Depositor, any Other Securitization Trust or any of their Affiliates is a party is a legal, valid and binding obligation of such person and, to the knowledge of the Company, each other party to such Other Securitization Basic Document, and is enforceable against the Company, the Depositor, such Other Securitization Trust and such Affiliate and, to the knowledge of the Company, each such other party in accordance with its terms (except in each case as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles), and none of the Company, the Depositor, any Other Securitization Trust or any of their Affiliates or, to the knowledge of the Company, any other party to an Other Securitization Basic Document, is in default or breach or has failed to perform any obligation under an Other Securitization Basic Document, and, to the knowledge of the Company, there does not exist any event, condition or omission that would constitute such a breach or default (whether by lapse of time or notice or both).

(d)           Neither the Company nor any of its Affiliates has received any notice or communication from any person asserting that any provision of an Other Securitization Basic Document (i) is not effective or is not a legally valid, binding and enforceable obligation of any party thereto or (ii) that any party to an Other Securitization Basic Document is in default or breach or has failed to perform any obligation under an Other Securitization Basic Document.

(e)           The execution and delivery of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company do not and will not, the performance of this Agreement, the Ancillary Agreements and the Related Transaction Agreements by the Company will not, and the consummation by the Company of the Merger, the Related Transactions and the other transactions contemplated by this Agreement, the Ancillary Agreements and the Related Transaction Agreements will not, (i) require any consent, approval, authorization, waiver or permit of, or filing with or notification to any party to a Other Securitization Basic Document, any holder of, or holder of a beneficial interest in, any note issued under an Other Securitization Indenture or any Rating Agency rating any Other Securitization Trust (except for those set forth on Section 4.26(e) of the Company Disclosure Schedule which have been or will be obtained on or prior to the Closing Date), (ii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of termination, amendment, modification, acceleration, cancellation of, or any right of acceleration or cancellation or modification of any benefit or obligation under, any Other Securitization Basic Document or (iii) cause any provision of any Other Securitization Basic Document to cease to be in full force and effect.

Section 4.27                      Trust Student Loans.

(a)           Each Schedule of Trust Student Loans, dated March 31, 2010 and dated June 30, 2010, previously delivered to Buyer sets forth the Principal Balances of each of the Trust Student Loans as of March 31, 2010 and June 30, 2010, respectively, which balances, together with all of the other data and information contained in such Schedule of Trust Student Loans as of such date, were true and correct in all material respects as of such date.  Section 4.27(a) of the Company Disclosure Schedule accurately sets out a description of the meanings of the codes that are used in the Schedule of Trust Student Loans.  Each Schedule of Trust Student Loans includes all loans included in the Trust Student Loans with respect to each Securitization Trust as of the date thereof.

(b)           The Schedule of Trust Student Loans as of the Cut-Off Date will set forth the Principal Balances of the Trust Student Loans as of such date, which balances, taken together as a whole with all of the other data and information contained in the Schedule of Trust Student Loans as of the Cut-Off Date, will be true and correct in all material respects as of such date.

(c)           The Company affirms each of its representations and warranties set forth in Appendix A as of the date such representations and warranties were made with respect to the applicable Securitization Trust and Trust Student Loan.

(d)           Each Trust Student Loan (including all interest, fees and all other charges payable with respect to each Trust Student Loan) complies in all material respects with all applicable Laws, including usury, truth-in-lending, equal credit opportunity, foreign entity qualification or disclosure laws, and the Company and its Subsidiaries have complied in all material respects with such Laws to the extent applicable.

(e)           None of the Company, any of its Subsidiaries or any other person acting for or on behalf of the Company or any of its Subsidiaries has (i) made any modification, agreement or waiver, or reached any understanding with the borrower under any Trust Student Loan for any variation or modification of the interest rate, amortization schedule, principal amount thereof, or of any other term or condition of such Trust Student Loan other than in compliance with applicable Laws, or (ii) made any advance, extension or other accommodation to such borrower for purposes of changing or beneficially affecting the delinquency status of such Trust Student Loan or which otherwise materially impairs or adversely affects such Trust Student Loan other than in compliance with applicable Law.  There are no disbursement or funding obligations remaining under any Trust Student Loan.

(f)           Except as set forth in Section 4.27(f) of the Company Disclosure Schedule, no Student Loan has, prior to the date hereof, been purchased, repurchased or substituted by the Company or any of its Subsidiaries as a result of a breach of any representation, warranty or covenant contained in (i) any Securitization Basic Document or any Other Securitization Basic Document, (ii) a securitization transaction sponsored by a third party as to which the Company or any of its Subsidiaries has sold Student Loans or as to which the Company or any of its Subsidiaries is servicing or administering Student Loans or (iii) the sale of any Student Loans by the Company or any of its Subsidiaries to a third party.  For Student Loans that have been purchased, repurchased or substituted as a result of such breaches, Section 4.27(f) of the Company Disclosure Schedule sets forth the number and aggregate Principal Balance of the Student Loans affected thereby, and a statement indicating that such purchase, repurchase or substitution satisfied the Company’s or such Subsidiary’s obligation under the applicable agreement in full.  Neither the Company nor any of its Subsidiaries has received a request since January 1, 2007 through the date of this Agreement to purchase, repurchase or substitute any Student Loans as a result of a breach of any representation, warranty or covenant contained in any Securitization Basic Document or document relating to private student loan securitization as applicable that has not been satisfied, waived or withdrawn.

(g)           To the extent any Trust Student Loan is evidenced by an electronic promissory note, the Company complied (and has caused each Securitization Trust, the Depositor, any originator each servicer or sub-subservicer of such Trust Student Loan to comply) with all regulations and other requirements under applicable Law or adopted by the applicable issuer of a Student Loan Insurance Policy relating to the validity and enforceability of such promissory note.

Section 4.28                      Related Transaction Agreements.  True, correct and complete copies of all Related Transaction Agreements have been delivered to Buyer on or prior to the date hereof.  Each of the Signing Related Transaction Agreements, in the form so delivered, is in full force and effect and is a legal, valid and binding obligation of the parties thereto.  Each of the Closing Related Transaction Agreements, in the form so delivered, will be as of the Closing in full force and effect and a legal, valid and binding obligation of the parties thereto.  To the knowledge of the Company, as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, could reasonably be expected to result in the failure of a condition to one of the Related Transaction Agreements to be satisfied.

Section 4.29                      No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV and in the Ancillary Agreements, neither the Company nor any other person on behalf of the Company or any of its Subsidiaries makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Buyer or Acquisition Sub in connection with the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION SUB

Except as disclosed in the separate disclosure schedule which has been delivered by Buyer to the Company immediately prior to the execution of this Agreement (the “Buyer Disclosure Schedule”), which Buyer Disclosure Schedule shall be arranged in numbered and lettered sections corresponding to the numbered and lettered sections contained in this Article V (it being agreed that the disclosure of any item in any section of the Buyer Disclosure Schedule shall also be deemed to be disclosed with respect to any other section of the Buyer Disclosure Schedule to which the relevance of such item is reasonably apparent on the face of such disclosure), Buyer and Acquisition Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 5.1                      Organization and Qualification.  Each of Buyer, Acquisition Sub and each of Buyer’s Subsidiaries is a corporation or other legal entity duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has the requisite corporate or other legal entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.  Each of Buyer and its Subsidiaries is duly qualified or licensed as a foreign corporation or other legal entity to do business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Buyer or any of its Subsidiaries to consummate the Merger and the other transactions contemplated by this Agreement.

Section 5.2                      Certificate of Incorporation and By-Laws.  Buyer has made available to the Company a complete and correct copy of the certificate of incorporation and the by-laws (or equivalent organizational documents), each as amended to date, of Buyer and Acquisition Sub.

Section 5.3                      Authority Relative to Agreement.  Each of Buyer and Acquisition Sub has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and Acquisition Sub, as applicable, and the consummation by Buyer and Acquisition Sub of the Merger and the other transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action of Buyer and Acquisition Sub (and, with respect to Acquisition Sub, by its sole stockholder), and no other corporate proceedings on the part of Buyer or Acquisition Sub are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party or to consummate the Merger and the other transactions contemplated hereby and thereby (other than, with respect to the Merger, the filing of the Certificate of Merger with the Secretary of State).  This Agreement and the Ancillary Agreements have been (or at the time of the Closing, will be) duly and validly executed and delivered by Buyer and Acquisition Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, this Agreement and the Ancillary Agreements constitute (or, at the time of the Closing, will constitute) legal, valid and binding obligations of Buyer and Acquisition Sub, enforceable against Buyer and Acquisition Sub in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Section 5.4                      No Conflict; Required Filings and Consents.

(a)           The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and Acquisition Sub do not and will not, and the performance of this Agreement and the Ancillary Agreements by Buyer and Acquisition Sub will not, and the consummation by Buyer and Acquisition Sub of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements will not, (i) conflict with or violate the certificate of incorporation or by-laws (or equivalent organizational documents) of Buyer or Acquisition Sub, (ii) conflict with or violate any Law applicable to Buyer, Acquisition Sub or any of Buyer’s Subsidiaries or by which any property or asset of Buyer, Acquisition Sub or any of Buyer’s Subsidiaries is bound or affected, (iii) result in any breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to any right of consent, termination, amendment, modification, acceleration, cancellation or modification of any benefit or obligation under, or right to challenge any material note, bond, mortgage, indenture or credit agreement, or any other contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer, Acquisition Sub, or any of Buyer’s Subsidiaries is a party or by which Buyer, Acquisition Sub or any of Buyer’s Subsidiaries or any property or asset of Buyer, Acquisition Sub, or any of Buyer’s Subsidiaries is bound or affected or (iv) result in the creation of a Lien, other than any Permitted Lien, on any property or asset of Buyer, Acquisition Sub, or any of Buyer’s Subsidiaries, other than, in the case of clauses (ii), (iii) and (iv) hereof, any such conflict, violation, breach, default, termination, amendment, acceleration, cancellation or Lien that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Buyer or any of its Subsidiaries to perform any of their obligations under this Agreement and the Ancillary Agreements or prevent or unreasonably delay the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

(b)           The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and Acquisition Sub do not (and at the time of the Closing, will not), the performance of this Agreement and the Ancillary Agreements by Buyer and Acquisition Sub will not, and the consummation by Buyer and Acquisition Sub of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements will not, require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL, and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to materially impair the ability of Buyer or any of its Subsidiaries to perform any of their obligations under this Agreement and the Ancillary Agreements or prevent or unreasonably delay the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

Section 5.5                      Absence of Litigation.  There is no Proceeding pending or, to the knowledge of Buyer, threatened against Buyer, Acquisition Sub or any of Buyer’s Subsidiaries or any present or former officer, director or employee (in their capacity as such) of Buyer, Acquisition Sub or any of Buyer’s Subsidiaries by or before any arbitrator or Governmental Authority, in each case as would, individually or in the aggregate, reasonably be expected to materially impair the ability of Buyer or any of its Subsidiaries to perform any of their obligations under this Agreement and the Ancillary Agreements or prevent or unreasonably delay the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.  There are no Orders outstanding against Buyer, Acquisition Sub, any of Buyer’s Subsidiaries or any present or former officer, director or employee (in their capacities as such) and there is no Proceeding pending or, to the knowledge of Buyer, threatened against Buyer, Acquisition Sub or any of Buyer’s Subsidiaries that seeks to prevent, hinder, modify, delay or challenge any of the Transactions.

Section 5.6               Available Funds.  Buyer’s and Acquisition Sub’s obligations hereunder are not subject to any conditions regarding Buyer’s, Acquisition Sub’s or any other person’s ability to obtain financing for the consummation of the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.  Buyer and Acquisition Sub have, and as of the Closing will have, cash on hand sufficient to (i) enable Buyer and Acquisition Sub to perform each of their respective obligations hereunder, (ii) consummate the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements and (iii) pay all costs and expenses incurred by Buyer and Acquisition Sub in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including (x) the Aggregate Merger Consideration and (y) any other payments or obligations of Buyer and Acquisition Sub pursuant to this Agreement and the Ancillary Agreements.

Section 5.7                      Brokers.  No broker, finder or investment banker (other than Barclays Capital Inc.) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Acquisition Sub.

Section 5.8                      Agreements with Other Parties.  As of the date hereof, there are no agreements, arrangements or understandings (other than as provided in this Agreement, the Ancillary Agreements and the Related Transaction Agreements) between Buyer or its Affiliates and either (i) FFELP Buyer Parent or its Affiliates with respect to the Transactions or (ii) CBNA or its Affiliates with respect to the Transactions that would have the effect of providing additional consideration in excess of the Merger Consideration provided to CBNA pursuant to this Agreement.

Section 5.9                      Capitalization and Operations of Acquisition Sub.  All of the issued and outstanding share capital of Acquisition Sub is, and at the Effective Time will be, owned by a wholly-owned Subsidiary of Buyer.  Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, Liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

Section 5.10                      Disclaimer of Other Representations and Warranties.  Buyer and Acquisition Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement and the Ancillary Agreements, (a) none of the Company or any of its Subsidiaries or any director, officer or employee of any of the foregoing, makes, or has made, any representations or warranties relating to itself or the businesses of the foregoing or otherwise in connection with the Merger, (b) no person has been authorized by the Company or any of its Subsidiaries or Affiliates to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or otherwise made available to Buyer, Acquisition Sub or any of their Representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article IV of this Agreement or in any Ancillary Agreement.

ARTICLE VI

COVENANTS AND AGREEMENTS

Section 6.1                      Conduct of Business Pending the Merger.

(a)           The Company covenants and agrees that, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (1) as required by Law or any Governmental Authority, (2) as agreed in writing by Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), (3) as expressly required under this Agreement, the Ancillary Agreements or the Related Transaction Agreements or (4) as set forth in Section 6.1(a) of the Company Disclosure Schedule, the business of the Post-Sale Company and the Post-Sale Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice in all material respects; and the Company shall use its reasonable best efforts to preserve intact the Post-Sale Company’s and the Post-Sale Subsidiaries’ business organizations, preserve intact the Post-Sale Company’s and the Post-Sale Subsidiaries’ goodwill and ongoing business relationships with borrowers, schools, insurers, service providers and others having business dealings with them and to keep available the services of their present officers, employees and consultants.  Without limiting the generality of the foregoing, the Company agrees with Buyer that, except (A) as required by Law or any Governmental Authority, (B) as agreed in writing by Buyer (which consent shall not be unreasonably withheld, delayed or conditioned), (C) as required under this Agreement, the Ancillary Agreements or the Related Transaction Agreements or (D) as set forth in Section 6.1(a) of the Company Disclosure Schedule, the Company shall not, and shall not permit any of its Subsidiaries to, to the extent relating to the Post-Sale Company and the Post-Sale Subsidiaries:

(i)           amend, modify or otherwise change the Company Charter or the by-laws of the Company or such equivalent organizational documents of any of its Subsidiaries, including the Securitization Basic Documents;

(ii)           issue, sell, pledge, dispose, encumber or grant any shares of its or its Subsidiaries’ capital stock, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of its or its Subsidiaries’ capital stock;

(iii)           (A) declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company’s or any of its Subsidiaries’ capital stock, other than (1) dividends paid by any Subsidiary of the Company to the Company or any wholly owned Subsidiary of the Post-Sale Company, (2) the payment referred to in Section 6.1(e)(vii) of the Indemnification Agreement, and (3) the payment of ordinary dividends of the Company declared prior to the date hereof and set forth on Section 6.1(a) of the Company Disclosure Schedule, (B) split, combine or reclassify the Company’s or any of its Subsidiaries’ capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its or its Subsidiaries’ capital stock, or (C) purchase, redeem or otherwise acquire any shares of the Company’s or any of its Subsidiaries’ capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

(iv)           establish or create any employee benefit plan or arrangement for the benefit of any Company Employee, amend or modify in any material respect any Benefit Plan with respect to a Company Employee, or materially change the compensation of any Company Employee, except to the extent undertaken (A) in connection with any such actions by CBNA or any of its Affiliates (other than the Company or its Subsidiaries) and not targeted to the Company Employees or (B) in connection with any such actions related to the filling of any position existing as of the date hereof that becomes vacant prior to the Closing Date; provided, that such actions are consistent with the Company’s usual and customary past practices;

(v)           merge or consolidate with any other person, acquire any corporation, partnership, limited liability company, other business organization or any division thereof, or, other than in the ordinary course of business, any material amount of assets in connection with acquisitions or investments with a purchase price in excess of $1,000,000 individually or $5,000,000 in the aggregate, provided that there is no ongoing obligation of the Post-Sale Company and the acquisition is unrelated to the Post-Sale Company;

(vi)           (A) incur any Indebtedness or guarantee any such Indebtedness for any person except for any (1) Indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice under the Omnibus Credit Agreement or (2) renewals or refinancings of existing Indebtedness, so long as the principal amount of the Indebtedness issued in such renewal or refinancing (x) does not exceed the principal amount of such existing Indebtedness, (y) has a final maturity date later than the final maturity date of such existing Indebtedness and (z) does not contain any change of control or similar provision, does not subject any assets or properties of the Company or any of its Affiliates (including Buyer and its Affiliates after the Closing) to any Lien, and does not contain any provision that would be violated or breached in connection with the Transactions or (B) make any loans, advances or capital contributions to any other person;

(vii)           except as may be permitted by Section 6.1(a)(vi), (A) modify, amend, terminate, cancel, extend or grant any consent or waiver under any Company Material Contract or (B) enter into any Contract that would have been required to be set forth in Section 4.16(a) of the Company Disclosure Schedule if it were in effect on the date hereof, other than renewals or replacements, on commercially reasonable terms, of such Contracts terminated in accordance with their terms prior to the Effective Time;

(viii)           make any material change to its methods of accounting in effect at December 31, 2009, except as required by GAAP or Regulation S-X of the Exchange Act or as required by a quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization);

(ix)           sell, lease, license, transfer, exchange or swap, mortgage, pledge or otherwise encumber, or subject to any Lien (other than Permitted Liens), or otherwise dispose of any material portion of its properties or assets, other than in the ordinary course of business consistent with past practice and except (A) pursuant to existing agreements in effect prior to the execution of this Agreement and set forth on Section 4.16(a) of the Company Disclosure Schedule or (B) FFELP Purchased Assets and CBNA Purchased Assets in compliance with the terms of the FFELP Transaction Agreement and the CBNA Transaction Agreement;

(x)           make or agree to make any new capital expenditures other than capital expenditures that (A) are not in excess of $1,000,000 individually or $5,000,000 in the aggregate or (B) as contemplated by the Company’s existing budget and business plan previously delivered to Buyer;

(xi)           commence any Proceeding (other than in the ordinary course of business or as a result of a Proceeding commenced against the Company or any of its Subsidiaries), or compromise, settle or agree to settle any Proceeding resulting in any post-Closing obligations for the Post-Sale Company or any modification to any Contract of the Post-Sale Company (including any Proceeding relating to this Agreement, the Related Transaction Agreements or the Transactions) other than compromises, settlements or agreements entered into in the ordinary course of business or addressed in Section 6.1(a)(xii)(A) below;

(xii)           (A) settle or compromise any material Liability for non-income Taxes for an amount in excess of $50,000 in any particular instance or (B) except in the ordinary course of business consistent with past practice, (I) make any material non-income Tax election, (II) file any amended material non-income Tax Return or (III) change in any material respect any method of accounting for non-income Tax purposes, in each case in this clause (B) to the extent such action could reasonably be expected to have a material adverse effect on the Tax liability of the Company or any of its Subsidiaries for any taxable periods ending after the Closing Date;

(xiii)           waive, extend, renew or enter into any non-compete, exclusivity, non-solicitation or similar Contract that would restrict or limit, in any material respect, the operations of Buyer or the Company, as the case may be, or any of their respective Subsidiaries;

(xiv)           enter into (including via any acquisition) any new line of business which represents a material change in its operations, or make any material change to the Company’s or its Subsidiaries’ businesses;

(xv)           make any material change in internal accounting controls;

(xvi)           cancel any Student Loan Insurance Policies or any material Commercial Insurance Policies, or fail to renew any such insurance policies upon expiration on substantially the same terms as those in place on the date of this Agreement to the extent commercially available;

(xvii)           knowingly violate or knowingly fail to perform any obligation or duty imposed on the Company or any of its Subsidiaries by applicable Law;

(xviii)           enter into any transaction, arrangement or understanding, or amend or modify the terms of any existing transaction, arrangement or understanding, with any Related Party which would constitute an Acquired Asset or a Retained Liability;

(xix)           hire any new employee or engage any new independent contractor  to provide services (including any person employed by any Affiliate of the Company), other than in the ordinary course of business consistent with past practice;

(xx)           enter into any agreement that grants any right to severance or termination pay to any Company Employee or independent contractor;

(xxi)           take any action that could result in any Liability or notice or other obligation for the Company or any of its Subsidiaries under the WARN Act;

(xxii)           enter into any compromise or settlement of any material Proceeding by any Governmental Authority relating to any Company Employee; or

(xxiii)           authorize or enter into any written agreement or otherwise make any binding commitment to do any of the foregoing.

Other than the right to consent or withhold consent with respect to the foregoing matters, nothing contained in this Agreement shall give to Buyer, directly or indirectly, any right to control or direct the operation of the business or operations of the Company or its Subsidiaries prior to the Closing.  Subject to the foregoing and the other terms and conditions of this Agreement, prior to the Effective Time, the Company and its Subsidiaries shall exercise complete control over their business and operations.

(b)           The Company covenants and agrees that, between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, it shall, and shall cause each of the Depositor, the Securitization Trusts, the Other Securitization Trusts and each of its other Affiliates to, comply with the terms and conditions of the Securitization Basic Documents and the Other Securitization Basic Documents.

Section 6.2                      Proxy Statement.

(a)           Covenants of the Company with Respect to the Proxy Statement.  As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) for use in connection with the meeting of the Company’s stockholders to be held for the purpose of voting upon (i) the adoption of this Agreement and approval of the Merger and (ii) the approval of the FFELP Transaction (the “Stockholders’ Meeting”).  The Company shall include in the Proxy Statement, unless the Board of Directors of the Company has made a Permitted Change of Recommendation in compliance with Section 6.6, the Company Recommendation.  The Company shall use all reasonable best efforts to respond to any comments by the SEC staff in respect of the Proxy Statement and to have the Proxy Statement cleared by the SEC as promptly as practicable after its filing with the SEC.  The Company covenants and agrees that none of the information to be included in the Proxy Statement (other than the information supplied by  Buyer for use in the Proxy Statement) will, at the time of (A) the mailing of the Proxy Statement or any amendments or supplements thereto and (B) the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Company shall ensure that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

(b)           Covenants of Buyer with Respect to the Proxy Statement.  Buyer shall use all reasonable best efforts to cooperate with the Company to respond to any comments by the SEC staff in respect of the Proxy Statement.  Buyer covenants and agrees that none of the information with respect to Buyer or its Subsidiaries to be included in the Proxy Statement will, at the time of (A) the mailing of the Proxy Statement or any amendments or supplements thereto and (B) the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           Cooperation.  The Company, Buyer and Acquisition Sub shall reasonably cooperate and consult with each other in the preparation of the Proxy Statement and the Company will provide Buyer a reasonable opportunity for review and comment on the draft proxy statement (including each amendment or supplement thereto), and shall consider in good faith all comments made by Buyer with respect thereto.  Without limiting the generality of the foregoing, each of Buyer and Acquisition Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement.  Each of the Company and Buyer (as applicable) shall promptly (i) notify the other of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for amendments of, or supplements to, the Proxy Statement, and (ii) provide the other party with copies of all filings made with the SEC and all correspondence between the Company and the SEC with respect to the Proxy Statement.  The Company and Buyer shall make all necessary filings with respect to the Merger and the transactions contemplated hereby under the Exchange Act and the applicable Blue Sky Laws and the rules and regulations promulgated thereunder.  The Company will provide Buyer a reasonable opportunity for review and comment on any correspondence filed with or delivered to the SEC with respect to the Proxy Statement, and shall consider in good faith all comments made by Buyer with respect thereto.

(d)           Mailing of Proxy Statement; Amendments.  As promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the holders of Company Common Stock as of the record date established for the Stockholders’ Meeting and, unless the Board of Directors of the Company has made a Permitted Change of Recommendation in compliance with Section 6.6, shall use reasonable best efforts to solicit proxies and votes in favor of the adoption of this Agreement and the approval of the Merger and the FFELP Transaction, and shall take all other action necessary or advisable to secure the adoption of Agreement and the approval of the Merger and the FFELP Transaction.  If, at any time prior to the Effective Time, any event or circumstance relating to the Company or Buyer or any of their respective Subsidiaries, or their respective officers or directors should be discovered by the Company or Buyer, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other (in which case the parties shall cooperate to effect the applicable amendment or supplement).  Prior to the Stockholders’ Meeting, each of Buyer, Acquisition Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

Section 6.3                      Stockholders’ Meeting.  The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Stockholders’ Meeting.  At such Stockholders’ Meeting, unless the Board of Directors of the Company has made a Permitted Change of Recommendation in compliance with Section 6.6, the Company shall recommend to its stockholders the adoption of this Agreement and approval of the Merger and the Related Transactions (the “Company Recommendation”).  Notwithstanding anything to the contrary contained in this Agreement, prior to the termination of this Agreement, the obligation of the Company to call, give notice of, convene and hold the Stockholders’ Meeting and to hold a vote of the Company’s stockholders on the adoption of this Agreement and the approval of the Merger and the FFELP Transaction at the Stockholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Competing Proposal (whether or not a Superior Proposal), or by a Change of Recommendation.  In any case in which the Company makes a Change of Recommendation, (a) the Company shall nevertheless submit this Agreement, the Merger and the FFELP Transaction to a vote of its stockholders and (b) the Proxy Statement and any and all accompanying materials (including the proxy card, the “Proxy Materials”) shall be identical in form and content to Proxy Materials that would have been prepared by the Company had no Change of Recommendation been made, except for appropriate changes to the disclosure in the Proxy Statement stating that such Change of Recommendation has been made and, if applicable, describing matters relating to the Superior Proposal or other event giving rise to the Change of Recommendation to the extent required by applicable Law.  The Company agrees that, prior to the termination of this Agreement, it shall not submit to the vote of its stockholders any Competing Proposal (whether or not a Superior Proposal) or propose to do so.

Section 6.4                      Appropriate Action; Consents; Filings.

(a)           Subject to the terms and conditions hereof, the parties hereto will use their respective reasonable best efforts to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the Merger set forth in Article VII to be satisfied including:

(i)           the obtaining of all necessary actions or nonactions, consents, terminations or expirations of waiting periods and approvals from Governmental Authorities or other persons necessary in connection with the consummation of the transactions contemplated by this Agreement and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any Governmental Authority or other persons necessary in connection with the consummation of the transactions contemplated by this Agreement (provided that, notwithstanding anything in this Agreement, in no event shall any party be required to make any payment to any such other persons to obtain such approval);

(ii)           the defending of any Proceedings, whether judicial or administrative, challenging this Agreement or the performance or consummation of the transactions contemplated by this Agreement (including the Merger) in accordance with the terms of this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed; and

(iii)           the execution and delivery of any additional instruments necessary to consummate the Merger and other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to fully carry out the purposes of this Agreement.

Without limiting the foregoing, each of the parties hereto shall, to the extent required by applicable Law, promptly (in no event later than fifteen (15) Business Days following the date that this Agreement is executed) make its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the transactions contemplated hereby.  The Company, Buyer and Acquisition Sub shall cooperate (A) in promptly determining whether any filings are required to be or should be made or whether any consents, approvals, permits or authorizations are required to be or should be obtained under any other federal, state or non-U.S. Law or regulation or whether any consents, approvals or waivers are required to be or should be obtained from other parties to loan agreements or other contracts or instruments material to the Company’s business in connection with the consummation of the transactions contemplated by this Agreement and (B) in promptly making any such filings, furnishing information required in connection therewith and seeking to obtain timely any such consents, permits, authorizations, approvals or waivers.

(b)           If filings are required to be made under the HSR Act as contemplated by Section 6.4(a), in furtherance and not in limitation of the covenants of the parties contained in Section 6.4(a), each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted with respect to the Merger or any of the other transactions contemplated by this Agreement by or under the HSR Act, the Federal Trade Commission or Department of Justice, including taking all reasonable actions to obtain clearance; provided, however, that notwithstanding anything herein to the contrary, neither Buyer nor any of its Subsidiaries shall be required to (and the Company shall not unless directed to by Buyer) (i) contest any final action or decision taken by the Federal Trade Commission, Department of Justice or other Governmental Authority challenging the consummation of the transactions contemplated by this Agreement, (ii) agree to any “hold separate” agreement, contractual undertakings or asset divestiture or restriction on its or its Subsidiaries’ business operations, properties or assets or (iii) terminate existing relationships, contractual rights or obligations.

(c)           Each of Buyer and the Company shall give (or shall cause its respective Subsidiaries to give) any notices to third parties, and Buyer and, subject to the restrictions set forth in Section 6.1(a)(vii), the Company, shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by Section 6.4(a) and Section 6.4(b) above, necessary, proper or advisable to consummate the Merger.  Notwithstanding anything in this Agreement to the contrary, in no event shall Buyer, the Company or any of their respective Subsidiaries be required to pay any fee, penalty or other consideration, modify any Contract or make any other concession to any third party for any consent or approval required for the consummation of the Transactions under any Company Contract to which the Post-Sale Company will be a party or by which the Post-Sale Company or any of its assets or properties will be subject to or bound; provided, however, that the Company shall not, and shall not permit its Subsidiaries to, unless directed by Buyer, modify any Contract included in or relating to the Acquired Assets or make any other concession that would adversely affect the Post-Sale Company.

(d)           In connection with the matters that are the subject of this Section 6.4, each party shall without limitation, subject to applicable Law:  (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Authority with respect to the transactions contemplated by this Agreement; (ii) use its reasonable best efforts to permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or any oral communication with any such Governmental Authority with respect to the transactions contemplated by this Agreement; (iii) use its reasonable best efforts not to participate in any meeting or have any communication with any such Governmental Authority with respect to the transactions contemplated by this Agreement, unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other the opportunity to attend and participate therein; and (iv) furnish the other with such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Authority with respect to the transactions contemplated by this Agreement.  Such materials and the information contained therein that is competitively sensitive shall be given only to the outside legal counsel of the other party and will not be disclosed by such outside counsel to employees, officers or directors of their respective client unless express permission is obtained in advance from the disclosing party or its legal counsel.

(e)           The Company agrees to, and to cause its Affiliates to use its and their respective reasonable best efforts to, consummate and make effective the Related Transactions as promptly as practicable and to cause the conditions to the closing of the FFELP Transaction and the CBNA Transaction set forth in Article IX of the FFELP Transaction Agreement and Article VII of the CBNA Transaction Agreement, respectively, to be satisfied, including the obtaining of all necessary actions, consents, terminations or expirations of waiting periods and approvals from Governmental Authorities or other persons necessary in connection with the consummation of the FFELP Transaction and the CBNA Transaction to the extent required to do so under such Related Transaction Agreements.

Section 6.5                      Access to Information; Confidentiality.

(a)           From the date hereof to the Effective Time, or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company shall (i) provide to Buyer (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) reasonable access during normal business hours and, following reasonable notice from Buyer, to the Post-Sale Company’s employees, properties, books, contracts and records and other information as Buyer may reasonably request regarding the business, assets, Liabilities, employees and other aspects of the Company and its Subsidiaries, and (ii) furnish promptly to Buyer such information concerning the same as Buyer or its Representatives may reasonably request; provided, however, that the Company shall not be required to provide access to any information or documents which would, in the reasonable judgment of the Company, (x) breach any agreement with any third party if the Company shall have used its reasonable best efforts to obtain the consent of such third party to such access or disclosure, (y) constitute a waiver of the attorney-client or other privilege held by the Company or (z) otherwise violate any applicable Laws.  If any material is withheld by the Company pursuant to the proviso of the preceding sentence, the Company shall inform Buyer as to the general nature of what is being withheld.

(b)           No investigation pursuant to this Section 6.5 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.  The parties shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information provided pursuant to Section 6.5(a) (which shall be deemed “Evaluation Material” for purposes thereof).

Section 6.6                      No Solicitation of Competing Proposal.

(a)           From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company agrees that neither it nor any Subsidiary of the Company shall, and that it shall cause its and their respective Representatives not to, directly or indirectly:  (i) solicit, initiate, assist or knowingly facilitate or encourage the making of any Competing Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to any Competing Proposal; (ii) enter into, engage or participate in, or continue any negotiations regarding any Competing Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to, any Competing Proposal; (iii) other than in the ordinary course of business consistent with past practice and not in connection with any Competing Proposal, furnish to any person or group (other than Buyer and its Affiliates) any non-public information relating to the Company or any of its Subsidiaries (provided that the Company may furnish information with respect to the FFELP Transaction to the FFELP Buyer Parent and may furnish information with respect to the CBNA Transaction to CBNA); (iv) engage or participate in discussions with any person with respect to any Competing Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to any Competing Proposal; (v) approve, endorse or recommend or propose publicly to approve, endorse or recommend any Competing Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to any Competing Proposal; or (vi) approve, endorse or recommend or publicly announce an intention to approve, endorse or recommend, or enter into any letter of intent or similar document or any agreement, commitment or other Contract relating to any Competing Proposal or any inquiry, offer or proposal that could reasonably be expected to lead to, any Competing Proposal (other than as contemplated by the Related Transactions).  The Company agrees that any breach of this Section 6.6(a) by any Subsidiary or Affiliate of the Company or any of its or their respective Representatives shall constitute a breach of this Section 6.6(a) by the Company.

(b)           The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease any existing solicitations, discussions or negotiations with any person (other than the parties hereto) with respect to any Competing Proposal (other than as contemplated by the Related Transactions).

(c)           Notwithstanding any limitations set forth in this Agreement, if after the date hereof and prior to the receipt of the Requisite Stockholder Approval, the Company receives an unsolicited, bona fide written Competing Proposal that (i) did not result from a violation of Section 6.6 and (ii) the Board of Directors of the Company (upon the recommendation of the Special Committee) determines in good faith after consultation with the Company’s outside legal and financial advisors that such Competing Proposal constitutes or would reasonably be expected to result, after the taking of any of the actions referred to in any of clause (x), (y) or (z) below, in a Superior Proposal or an Alternate Superior Proposal, then the Company may, at any time prior to the receipt of the Requisite Stockholder Approval, take the following actions:  (x) furnish non-public information with respect to the Company and its Subsidiaries to the third party making such Competing Proposal, if, and only if, such information has been previously or is contemporaneously provided to Buyer and prior to so furnishing such information, the Company receives from the third party an executed confidentiality agreement with terms no less favorable in the aggregate to the third party than the Confidentiality Agreement is to Buyer; (y) engage or participate in discussions or negotiations with such third party with respect to the Competing Proposal; and (z) in the case of a Competing Proposal that constitutes or would reasonably be expected to result in an Alternate Superior Proposal, engage in discussions or negotiations with CBNA and FFELP Buyer Parent with respect to the Competing Proposal; provided, however, that as promptly as reasonably practicable following the Company taking such actions as described in clauses (x), (y) or (z) above (and in any event within 24 hours), the Company shall provide written notice to Buyer of such determination as provided for in clause (ii) above, the identity of the third party making such Competing Proposal and the terms and conditions of the Competing Proposal.  The Company shall keep Buyer informed on a current basis of the status of any such discussions or negotiations, including any discussions or negotiations with CBNA and FFELP Buyer Parent.  Buyer shall be permitted to engage in discussions and negotiations with CBNA and FFELP Buyer Parent in connection with any Competing Proposal.

(d)           Neither the Board of Directors of the Company nor any committee thereof shall (i) change, qualify, withdraw or modify, or publicly propose to change, qualify, withdraw or modify the Company Recommendation (a “Change of Recommendation”), (ii) approve or recommend, or publicly propose to approve or recommend, any Competing Proposal or (iii) exempt any person from any state takeover law, except as provided or permitted by this Section 6.6.

(e)           If prior to the receipt of the Requisite Stockholder Approval, either:

(i)           the Company receives an unsolicited Superior Proposal or an unsolicited Alternate Superior Proposal and the Company has complied with its obligations under this Section 6.6, or

(ii)           other than in connection with a Competing Proposal, the Board of Directors of the Company (upon the recommendation of the Special Committee) determines in good faith, in response to the occurrence of a Company Intervening Event and after consultation with outside legal and financial advisors, that the failure of the Board of Directors of the Company to effect a Change of Recommendation would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law, then, prior to the receipt of the Requisite Stockholder Approval, the Board of Directors of the Company may effect a Change of Recommendation (a “Permitted Change of Recommendation”); provided, that with respect to clause (i), (x) the Company shall have first (A) provided seven (7) Business Days’ prior written notice (a “Notice of Superior Proposal”) to Buyer that it is prepared to effect a Permitted Change of Recommendation in response to a Superior Proposal or an Alternate Superior Proposal and specifying the reasons therefor, including the terms and conditions of the Superior Proposal or Alternate Superior Proposal that are the basis of such proposed Permitted Change of Recommendation, copies of the agreements proposed to effect such Superior Proposal or Alternate Superior Proposal as well as all material correspondence relating to such Superior Proposal or Alternate Superior Proposal and the identity of the person making such proposed Superior Proposal or Alternate Superior Proposal (it being understood and agreed that any amendment to the financial terms or any material amendment of any such Superior Proposal or Alternate Superior Proposal shall require a new Notice of Superior Proposal and a new seven (7) Business Day period), and (B) during such seven (7) Business Day period, if requested by Buyer, engaged in good faith negotiations with Buyer (and the parties to the Related Transactions, if applicable) to amend this Agreement, the Ancillary Agreements, and/or the Related Transaction Agreements in such a manner that any Competing Proposal which was determined to be a Superior Proposal or an Alternate Superior Proposal, as the case may be, would no longer constitute a Superior Proposal or an Alternate Superior Proposal, as the case may be, and (y) at the end of such seven (7) Business Day period (or at such earlier time following receipt of a Notice of Superior Proposal that Buyer notifies the Company that it is not interested in pursuing further negotiations to amend this Agreement), such Competing Proposal has not been withdrawn and continues to constitute a Superior Proposal or an Alternate Superior Proposal (taking into account any changes, which have not been withdrawn, to the terms of this Agreement proposed by Buyer and/or, in the case of a Superior Proposal only, any changes to the Related Transaction Agreements or the Ancillary Agreements proposed by the parties thereto following a Notice of Superior Proposal, as a result of the negotiations required by sub-clause (B) or otherwise) and in the case of clause (ii), the Company shall have first provided seven (7) Business Days’ prior written notice (“Notice of a Proposed Change of Recommendation”) to Buyer that it is prepared to effect a Permitted Change of Recommendation in response to a Company Intervening Event and describing such Company Intervening Event and during such seven (7) Business Day period, if requested by Buyer, engaged in, and caused its Representatives and Affiliates to have engaged in, good faith negotiations with Buyer and its Representatives (and the parties to the Related Transaction Agreements and their Representatives) to amend this Agreement, the Ancillary Agreements and/or the Related Transaction Agreements and at the end of such seven (7) Business Day period, the Board of Directors of the Company (upon the recommendation of the Special Committee) after taking into account all changes, which have not been withdrawn, to the terms of this Agreement, the Ancillary Agreements and/or the Related Transaction Agreements proposed by Buyer or the parties thereto following such Notice of a Proposed Change of Recommendation, again determines in good faith that the failure to effect a Change of Recommendation would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law.

(f)           The Company shall advise Buyer promptly (and in any event within 24 hours) of (i) any Competing Proposal or indication, inquiry, proposal or offer with respect to or that could reasonably be expected to lead to any Competing Proposal, (ii) any request for non-public information relating to the Company, or (iii) any inquiry or request for discussion or negotiation regarding a Competing Proposal, including in each case the identity of the person making any such Competing Proposal or indication, inquiry, offer or proposal, the material terms of any such Competing Proposal or indication, inquiry, offer or proposal and any material correspondence relating thereto.  The Company shall keep Buyer informed on a current basis of any material changes to the terms of any such Competing Proposal or indication or inquiry.

(g)           Notwithstanding the limitations set forth in this Section 6.6, and in accordance with Section 6.6(e), if the Board of Directors of the Company has effected a Permitted Change of Recommendation in compliance with the requirements of Section 6.6(e)(i) in response to a Superior Proposal (but not an Alternate Superior Proposal) and is not in breach of Section 6.6, then, prior to receipt of the Requisite Stockholder Approval, the Board of Directors of the Company (upon the recommendation of the Special Committee) may cause the Company to enter into a binding written agreement (a “Superior Proposal Agreement”) to effect such Superior Proposal and terminate this Agreement in accordance with Section 8.1(g).

(h)           Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Board of Directors of the Company (or a committee thereof, as applicable) has reasonably determined in good faith, after consultation with outside legal and financial advisors, that the failure to do so would be inconsistent with any applicable Law; provided, however, that (A) any disclosure of a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act other than a “stop, look and listen”, an express rejection of any applicable Competing Proposal or an express reaffirmation of the Company Recommendation shall be deemed to be a Change of Recommendation and (B) neither the Company nor the Company’s Board of Directors (nor any committee thereof) shall make any Change of Recommendation except in accordance with the other provisions of this Section 6.6.

(i)           As used in this Agreement:

(i)           “Competing Proposal” shall mean any proposal or offer from any person or group other than Buyer and its Affiliates to effect:  (A) any direct or indirect acquisition or purchase, in any single transaction or series of related transactions, by any such person or group of persons, of 15% or more of the fair market value of the assets of the Post-Sale Company; (B) any direct or indirect acquisition or purchase by any person or group of persons of 15% or more of the total outstanding voting securities of the Company or any of its Subsidiaries; (C) any tender offer or exchange offer (including through the filing with the SEC of a Schedule TO), as defined pursuant to the Exchange Act, that if consummated, would result in any person or group beneficially owning 15% or more of the Company Common Stock or (D) any merger, consolidation, business combination, recapitalization, issuance of or amendment to the terms of outstanding stock or other securities, liquidation, dissolution or other similar transaction involving the Company as a result of which any person or group acting in concert would acquire assets or securities described in clause (A), (B) or (C) above;

(ii)           “Company Intervening Event” means an event or circumstance material to the Company and its Subsidiaries, taken as a whole (other than any event or circumstance resulting from a breach of this Agreement by the Company or its Subsidiaries or any breach of any of the Related Transaction Agreements), that was unknown to the Board of Directors of the Company on the date hereof, which event or circumstance becomes known to the Board of Directors of the Company prior to the Requisite Stockholder Approval; provided, however, that (A) in no event shall the receipt, existence or terms of a Competing Proposal (or any proposal or inquiry to acquire any of the FFELP Purchased Assets or the CBNA Purchased Assets), or any inquiry or matter relating thereto or consequence thereof, constitute a Company Intervening Event, (B) in no event shall events or circumstances arising from the announcement or the existence of, or any action taken by either party pursuant to and in compliance with the terms of, this Agreement or the Related Transaction Agreements constitute a Company Intervening Event and (C) in no event shall any increase in the market price of the Company Common Stock, in and of itself, constitute a Company Intervening Event (provided that the event or circumstance underlying such increase in the market price of the Company Common Stock shall not be excluded, and may be taken into account, in determining whether there is a Company Intervening Event);

(iii)           “Superior Proposal” shall mean any unsolicited, bona fide written Competing Proposal (except the references in clauses (A), (B) and (C) thereof to “15%” shall be replaced by “80%” and the reference in clause (A) thereof to the “Post-Sale Company” shall be replaced by the “Company”) that (A) is on terms that the Board of Directors of the Company (upon the recommendation of the Special Committee) determines in good faith, after consultation with outside financial and legal advisors and consideration of all relevant factors, would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of the Company Common Stock than the Transactions (taking into account any binding proposal to amend the terms of this Agreement, the Ancillary Agreements and/or any of the Related Transaction Agreements) and (B) is reasonably capable of being completed on the terms set forth in the proposal within a reasonable period of time, taking into account all financial, legal, regulatory and other aspects thereof.  For the avoidance of doubt, references to the “Company” in this definition mean the Company, including the FFELP Purchased Assets, the CBNA Purchased Assets and the Acquired Assets; and

(iv)           “Alternate Superior Proposal” shall mean any unsolicited, bona fide written Competing Proposal (except the references in clauses (A), (B) and (C) thereof to “15%” shall be replaced by “100%”) that (A) is on terms that the Board of Directors of the Company (upon the recommendation of the Special Committee) determines in good faith, after consultation with outside financial and legal advisors and consideration of all relevant factors, would, if consummated, result in a transaction that is more favorable from a financial point of view to the holders of the Company Common Stock than the Transactions (taking into account any binding proposal to amend the terms of this Agreement, the Ancillary Agreements and/or any of the Related Transaction Agreements), (B) is reasonably capable of being completed on the terms set forth in the proposal within a reasonable period of time, taking into account all financial, legal, regulatory and other aspects thereof and (C) would, if consummated, not result in (I) any person other than CBNA acquiring the CBNA Purchased Assets in accordance with the terms and conditions of the CBNA Transaction Agreement (as in effect immediately prior to the announcement of or the Company’s receipt of such Competing Proposal) and the Transaction Documents (as defined in the CBNA Transaction Agreement) and (II) any person other than FFELP Buyer Parent (and its Affiliates) acquiring the FFELP Purchased Assets in accordance with the terms and conditions of the FFELP Transaction Agreement (as in effect immediately prior to the Company’s receipt of such Competing Proposal) and the Transaction Documents (as defined in the FFELP Transaction Agreement).

(j)           During the period from the date of this Agreement through the earlier of the Effective Time and the date of termination of this Agreement, the Company shall not terminate, amend, modify or waive any provision of any confidentiality agreement relating to a Competing Proposal or standstill agreement to which the Company or any of the Company Subsidiaries is a party (other than any involving Buyer).  During such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.  Notwithstanding the foregoing, the Company may waive any such standstill if the Board of Directors of the Company, after consultation with outside legal counsel, determines that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company to the Company’s stockholders under applicable Law.

(k)           From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company agrees that it will comply with all agreements and covenants to be performed by it under Section 10.4 of the FFELP Transaction Agreement.

(l)           Buyer agrees that neither it nor its Affiliates shall make any Competing Proposal (as defined in the FFELP Transaction Agreement) without the prior written consent of the Company or except as otherwise permitted through the FFELP Transaction Agreement.

Section 6.7                      Notification of Certain Matters.  The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, (a) of any event or matter that has caused any of its representations, warranties, covenants or agreements in this Agreement or in any Ancillary Agreement to be inaccurate in any material respect (provided, that the failure to provide such notice shall not in and of itself result in the failure of a closing condition, it being understood and agreed that the underlying inaccuracy may result in the failure of a closing condition), (b) of receipt of any notice or other communication received by such party (or, in the case of the Company, by the Depositor, any Securitization Trust or any Other Securitization Trust) from any Governmental Authority, any party to a Securitization Basic Document or an Other Securitization Basic Document, any holder of, or holder of a beneficial interest in, any note issued under a Securitization Indenture or an Other Securitization Indenture, any issuer of a Student Loan Insurance Policy or any Rating Agency in connection with this Agreement, the Related Transaction Agreements or the Transactions, or from any person alleging that the consent of such person is or may be required in connection herewith or therewith, and (c) upon becoming aware of any Proceedings commenced or, to such party’s knowledge, threatened against or involving such party or any of its Subsidiaries which relate thereto.  Without limiting the foregoing, the Company shall give prompt notice to Buyer, upon becoming aware of (i) any default or breach or failure to perform any obligation by any party to a Securitization Basic Document or Other Securitization Basic Document or (ii) receipt by it or by the Depositor, any Securitization Trust or any Other Securitization Trust of any written notice or communication from any person asserting the same.

Section 6.8                      Public Announcements.  The initial press releases with respect to the Transactions shall be press releases mutually agreed upon by Buyer, the Company, CBNA and FFELP Buyer Parent.  Buyer and the Company shall consult with each other before issuing any other press release or otherwise making any public statements with respect to this Agreement or the Merger (and none of Buyer or its Affiliates shall issue or make any other press release with respect to the Related Transactions) and shall not issue any such press release without the prior consent of the other (which consent shall not be unreasonably withheld, delayed or conditioned), except as may be required by Law or any listing agreement with the NYSE to which Buyer or the Company is a party.

Section 6.9                      Employee Matters.

(a)           On or before the Closing, but effective as of the Closing Date (or January 1, 2011 in the event the Closing Date occurs prior to December 31, 2010), the Company shall take, or shall use reasonable efforts to cause its Affiliates, as applicable, to take, all actions necessary, if any, to cause the Company and its Subsidiaries to cease to be adopting or participating employers under all Benefit Plans that are not Company Benefit Plans and each Company Employee shall cease to accrue benefits under the Benefit Plans that are not Company Benefit Plans.

(b)           The employment of each person employed by the Company and its Subsidiaries as of the Closing Date (for the avoidance of doubt, after giving effect to the Related Transactions and Section 6.1) (the “Company Employees”) shall automatically be continued on the Closing Date.

(c)           Except as otherwise provided in the Separation Agreement with respect to severance benefits and transition services with respect to human resources and employee benefit plans and programs, for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, Buyer shall, or shall cause one of its Affiliates to, provide Company Employees with compensation and employee benefit plans, programs, policies and arrangements that are no less favorable, in the aggregate, than the compensation and employee benefit plans, programs, policies and arrangements provided to similarly situated employees of Buyer and its Affiliates.  In addition, for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, unless agreed upon by such Company Employee, Buyer shall not, and shall cause each of its Affiliates not to, increase any Company Employee’s commute as of immediately prior to the Closing Date by thirty (30) or more miles one way.

(d)           For the period commencing on the Closing Date and ending six (6) months following the Closing Date, Buyer shall, or shall cause its Affiliates to, provide to each Company Employee base wages or salaries, as applicable, that are no less favorable than the base wages or salaries provided to each such Company Employee by the Company and its Subsidiaries immediately prior to the Closing Date.  In addition, on and following the Closing Date (or January 1, 2011 in the event the Closing Date occurs prior to December 31, 2010), Buyer shall, or shall cause its Affiliates to, cause each compensation or employee benefit plan, program, or arrangement maintained or contributed to by Buyer or any of its Affiliates and in which any Company Employee becomes eligible to participate, to treat the prior service of such Company Employee with the Company or any of its Affiliates, as the case may be, as service rendered to Buyer or its Affiliates, as the case may be, for all purposes (including vesting, eligibility, level of benefit (including for purposes of severance and vacation/paid time off benefits) and benefit accrual purposes); provided, however, that the foregoing shall not apply with respect to benefit accruals under any defined benefit plan; and provided, further, that the Company Employees’ years of service with the Company and its Affiliates and their respective predecessors before the Closing Date shall be not included for purposes of determining whether a Company Employee is eligible for subsidized retiree medical benefits.

(e)           Buyer shall, or shall cause its Affiliates to, (i) waive any limitation on health and welfare coverage of any Company Employee due to pre-existing conditions and/or waiting periods, active employment requirements, and requirements to show evidence of good health under the applicable health and welfare plan of Buyer or any Affiliate of Buyer to the extent such Company Employee is currently covered under a health and welfare benefit plan of the Company or any of its Affiliates (as the case may be) and (ii) in the event the Closing Date occurs after January 1, 2011, credit each Company Employee with all deductible payments, co-payments and co-insurance paid by such employee and covered dependents under the group health plan of the Company or any of its Affiliates (as the case may be) prior to the Closing Date during the year in which the Closing Date occurs for the purpose of determining the extent to which any such employee and his or her dependents have satisfied their deductible and whether they have reached the out-of-pocket maximum under any medical plan of Buyer or any Affiliate of Buyer for such year.

(f)           Effective as of the Closing Date (if the Closing Date occurs after December 31, 2010), Buyer shall (i) permit, or shall cause its Affiliates to permit, Company Employees to participate in flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the “Buyer FSA”) to the extent coverage under such Buyer FSA replaces coverage under a comparable Benefit Plan in which such Company Employee participated immediately prior to the Closing Date (the “CBNA FSA”), (ii) credit Company Employees under the Buyer FSA immediately following the Closing Date with amounts available for reimbursement equal to such amounts as were credited under the CBNA FSA with respect to such person immediately prior to the Closing Date, and (iii) give effect under the Buyer FSA to any elections made by such Company Employees with respect to the CBNA FSA for the plan year in which the Closing Date falls.

(g)           In the event that a Company Employee makes a voluntary election pursuant to Section 401(a)(31) of the Code to roll over his or her account balance in the Citigroup 401(k) Plan to a tax-qualified defined contribution plan sponsored by Buyer, Buyer agrees to cause such tax-qualified defined contribution plan to accept such rollover, subject to the terms of the Buyer’s tax-qualified defined contribution plan.

(h)           Effective as of January 1, 2011 (if the Closing Date occurs prior to December 31, 2010) or effective as of the Closing Date (if the Closing Date occurs on or after January 1, 2011), Buyer shall credit each Company Employee with the number of unused planned time off days earned by and credited to such Company Employee as of immediately prior to the Closing Date in accordance with the policy of the Company immediately prior to the Closing Date.  For the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, Buyer shall provide Company Employees with planned and unplanned time-off policies that are no less favorable than the planned and unplanned time-off policies provided to similarly situated employees of Buyer and its Affiliates; provided, however, that the number of unused planned time-off days that may be carried over from 2010 to 2011 shall be limited by the time-off policies as in effect with respect to the Company Employees immediately prior to the Closing Date; provided further that any unused planned time-off days that are carried over from 2010 to 2011 must be used before any planned time-off days earned in 2011 may be used.  For the avoidance of doubt, the number of unused planned time-off days and unplanned time-off days that may be carried over from 2011 to 2012 shall be limited by the planned and unplanned time-off policies of similarly situated employees of the Buyer and its Affiliates.

(i)           Without limiting the generality of Section 9.5, the provisions of this Section 6.9 are for the sole benefit of the parties to this Agreement and nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person (including, for the avoidance of doubt, any Company Employee or former employee of the Company or any of its Subsidiaries), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 6.9) under or by reason of any provision of this Agreement.  Nothing in this Section 6.9 shall amend, or be deemed to amend (or prevent the amendment or termination of) any Benefit Plan or any compensation or benefit plan of the Company or its Affiliates.  Nothing in this Section 6.9 shall create any obligation on the part of Buyer (or the Company, as applicable) to continue the employment of a Company Employee or any employee of the Company or its Subsidiaries for any definite period of time following the Effective Time.

Section 6.10                      Acquisition Sub.  Buyer will take all actions necessary to (a) cause Acquisition Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Acquisition Sub shall not conduct any business or make any investments other than in connection with the transactions contemplated by this Agreement, or incur or guarantee any indebtedness.

Section 6.11                      Related Transaction Agreements.

(a)           Without the prior written consent of Buyer, the Company shall not (i) amend, modify or waive any provision of the Related Transaction Agreements or the Ancillary Agreements (or the forms thereof or term sheets relating thereto) in a manner that would reasonably be expected to adversely affect Buyer’s, the Company’s or any of their respective Subsidiaries’ rights and obligations under, or materially impair the ability of Buyer, the Company or any of their respective Subsidiaries to perform any of their obligations under, this Agreement, the Ancillary Agreements or the Related Transaction Agreements or materially delay the Closing Date or (ii) terminate the FFELP Transaction Agreement pursuant to Section 11.1(a) of such agreement or the CBNA Transaction Agreement pursuant to Section 9.1(a) of such agreement.  Subject to the foregoing, the Company shall deliver promptly (and in any event not later than five Business Days prior to the proposed effective date thereof) to Buyer copies of all proposed amendments, modifications and waivers to any Related Transaction Agreement or Ancillary Agreement.  The Company shall comply in all material respects with all agreements and covenants required to be performed by it under the Related Transaction Agreements and the Ancillary Agreements on or prior to the Closing Date.  The Company agrees to use reasonable best efforts to enforce, to the fullest extent permitted under applicable Law, the provisions of each Related Transaction Agreement and Ancillary Agreement, including obtaining injunctions to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

(b)           The Company shall keep Buyer informed on a reasonably current basis of any material changes in or developments with respect to the Related Transactions, including delivering to Buyer copies of all notices the Company receives under the Related Transaction Agreements, and, subject to applicable Laws, shall furnish promptly to Buyer such information concerning the status of and the progress towards closing the Related Transactions as Buyer or its Representatives may reasonably request.  Without limiting the foregoing, the Company shall give prompt notice to Buyer of any event or matter that it becomes aware of that would be reasonably likely to result in the failure of any condition in any Related Transaction Agreement to be satisfied.

Section 6.12                      Certain Ancillary Agreements.

(a)           Each of the Company and Buyer agree that it will, and cause its Affiliates and Subsidiaries to, negotiate in good faith definitive versions of the Transition Agreements in a manner consistent with, and containing the terms set forth in, the term sheet attached hereto as Exhibits G and on other customary terms to which the parties may agree, for execution by the Company and Buyer, their respective Affiliates or Subsidiaries on the Closing Date.

(b)           At the Closing, each of the Company and Buyer shall, and shall cause their applicable Affiliates to, execute and deliver the Subservicing Letter Agreement, the Transition Agreements and each other Ancillary Agreement to be executed and delivered by such party or its Affiliates.

Section 6.13                      Agreements with Other Parties.  Without the prior written consent of the Company (upon the recommendation of the Special Committee), between the date of this Agreement and the Closing Date, Buyer shall not, and shall not permit any of its Affiliates to, enter into any agreements, arrangements or understandings (other than as provided in this Agreement, the Ancillary Agreements and the Related Transaction Agreements) between Buyer or its Affiliates and either (i) FFELP Buyer Parent or its Affiliates with respect to the Transactions or (ii) CBNA or its Affiliates with respect to the Transactions that would have the effect of providing additional consideration in excess of the Merger Consideration provided to CBNA pursuant to this Agreement.

Section 6.14                      FIRPTA Certificate. The Company shall deliver to Buyer at Closing a duly executed certificate that the Company does not constitute a “United States real property holding corporation” (as defined in section 897 of the Code and the Treasury Regulations promulgated thereunder) in the form and manner required under section 1.1445-2(c)(3) of the Treasury Regulations; provided, however, if the Company fails to deliver such a certificate or Buyer has actual knowledge that such statement is false (or has received a notice that the statement is false) pursuant to Treasury Regulation Section 1.1445-4, Buyer shall be entitled to withhold pursuant to Section 1445 of the Code from amounts payable under this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

Section 7.1                      Conditions to the Obligations of Each Party.  The obligations of the Company, Buyer and Acquisition Sub to consummate the Merger are subject to the satisfaction or waiver (by mutual agreement of the Company (upon the recommendation of the Special Committee) and Buyer, to the extent permitted by applicable Law) of the following conditions:

(a)           the Requisite Stockholder Approval shall have been obtained;

(b)           any applicable waiting period (or extension thereof) under the HSR Act relating to the Merger shall have expired or been terminated;

(c)           no Governmental Authority shall have commenced, enacted, issued, promulgated, enforced or entered into any Proceeding, Order or Law which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

(d)           the FFELP Transaction Closing shall have occurred; and

(e)           the CBNA Transaction Closing shall have occurred.

Section 7.2                      Conditions to the Obligations of Buyer.  The obligations of Buyer and Acquisition Sub to consummate the Merger are subject to the satisfaction or waiver by Buyer of the following further conditions:

(a)           (i) the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and at and as of the Effective Time (without giving effect to any limitation as to materiality or Company Material Adverse Effect set forth therein) with the same force and effect as if made at and as of the Effective Time (other than (A) the representations and warranties set forth in the second and last sentences in Section 4.3(a), the second sentence in Section 4.3(b), Section 4.3(c), Section 4.3(d), Section 4.7(c), Section 4.9, Section 4.15(c), Section 4.17(c), Section 4.19, Section 4.24, Section 4.25, Section 4.26, Section 4.27 and Section 4.28, which are addressed in clauses (ii) and (iii) below, and (B) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct has not had and would not have, individually or in the aggregate, a Company Material Adverse Effect or materially impair the ability of the Company to perform its obligations under this Agreement, the Ancillary Agreements or the Related Transaction Agreements; (ii) the representations and warranties of the Company set forth in the second and last sentences in Section 4.3(a), the second sentence in Section 4.3(b), Section 4.3(c), Section 4.3(d), Section 4.15(c), Section 4.17(c), Section 4.19, Section 4.24, Section 4.25, Section 4.26 and Section 4.27 shall be true and correct in all material respects as of the date hereof and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period); and (iii) the representations and warranties of the Company set forth in Section 4.7(c), Section 4.9 and  Section 4.28 shall be true and correct as of the date hereof and at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time;

(b)           the Company shall have performed and complied in all material respects with all material agreements and covenants required by this Agreement and the Separation Agreement to be performed or complied with by it at or prior to the Effective Time, other than the covenant set forth in Section 6.14;

(c)           the Omnibus Credit Agreement shall have been terminated, all obligations of the Company and its Subsidiaries thereunder shall have been discharged in full, all Liens thereunder shall have been terminated and released and all property and assets held as collateral thereunder shall have been released, and Buyer shall have received reasonably satisfactory evidence thereof;

(d)           since the date hereof, there shall not have been any receiver or conservator appointed for CBNA or for all or any substantial part of its property;

(e)           there shall have been no amendment or modification to, or waiver of, any provision or condition of the Related Transaction Agreements or the Ancillary Agreements (or the forms thereof or term sheets relating thereto) in a manner that would reasonably be expected to adversely affect Buyer’s, the Company’s or any of their respective Subsidiaries’ rights and obligations under this Agreement, the Ancillary Agreements or the Related Transaction Agreements effected without the prior written consent of Buyer;

(f)           all of the Ancillary Agreements and all of the Related Transaction Agreements shall have been duly executed and delivered by each party thereto, each such agreement shall be in full force and effect, and no event shall have occurred and no condition or state of facts shall exist that has caused or would reasonably be expected to cause any such agreement not to be in full force and effect or that has materially impaired or would reasonably be expected to materially impair the ability of any party to perform its obligations thereunder; and

(g)           the Company shall have delivered to Buyer a certificate, dated the Effective Time and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 7.2(a) through 7.2(f) have been satisfied.

Section 7.3                      Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company (upon the recommendation of the Special Committee) of the following further conditions:

(a)           the representations and warranties of Buyer and Acquisition Sub contained in this Agreement shall be true and correct (without giving effect to any limitation as to materiality set forth therein) at and as of the Effective Time with the same force and effect as if made at and as of the Effective Time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and correct as of such date or with respect to such period), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or materially impair the ability of Buyer or any of its Subsidiaries to consummate any of the Transactions;

(b)           Buyer and Acquisition Sub shall have performed and complied in all material respects with all material agreements and covenants required by this Agreement and the Separation Agreement to be performed or complied with by them at or prior to the Effective Time; and

(c)           Buyer shall have delivered to the Company a certificate, dated the Effective Time and signed by an executive officer of Buyer, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1                      Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger may be abandoned, at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval, as follows:

(a)           by mutual written consent of each of Buyer and the Company;

(b)           by written notice of either Buyer or the Company, if (i) the Merger has not been consummated on or before March 31, 2011 (the “Termination Date”); and (ii) the party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the failure to consummate the Merger on or before such date; provided that, if as of the Termination Date, (A) all of the conditions to this Agreement (other than those that are to be satisfied by action taken at the Closing) shall have been satisfied or waived other than the conditions set forth in (x) Section 7.1(b) or Section 7.1(c), or (y) Section 7.1(d) or Section 7.1(e) (to the extent resulting from the failure to obtain regulatory approvals), or (B) the “Termination Date” (as defined in the FFELP Transaction Agreement or the CBNA Transaction Agreement, as applicable) has been extended, then the Termination Date shall be automatically extended to April 30, 2011 or such date as the Termination Date (as defined in the FFELP Transaction Agreement or the CBNA Transaction Agreement) has been extended;

(c)           by written notice of either Buyer or the Company, if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable; provided that the party seeking to terminate this agreement pursuant to this Section 8.1(c) shall have complied in all material respects with its obligations under Section 6.4 hereof;

(d)           by written notice of either Buyer or the Company, if the Requisite Stockholder Approval shall not have been obtained at a duly held Stockholders’ Meeting (including any adjournment or postponement thereof at which a quorum is present and the votes to adopt this Agreement and approve the Merger are taken);

(e)           by written notice from the Company to Buyer, if Buyer shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (2) cannot be cured by the Termination Date; provided that the Company shall have given Buyer written notice, delivered at least forty-five (45) days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination;

(f)           by written notice from Buyer to the Company, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (1) would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (2) cannot be cured by the Termination Date; provided that Buyer shall have given the Company written notice, delivered at least forty-five (45) days prior to such termination, stating Buyer’s intention to terminate this Agreement pursuant to this Section 8.1(f) and the basis for such termination;

(g)           by written notice from the Company (upon the recommendation of the Special Committee) to Buyer, simultaneously with the Company or its Subsidiaries entering into a Superior Proposal Agreement in accordance with Section 6.6(g);

(h)           by written notice from either Buyer or the Company, if either the FFELP Transaction Agreement or the CBNA Transaction Agreement has been terminated; or

(i)           by written notice from Buyer if the Company effects a Change of Recommendation in response to a Superior Proposal.

Section 8.2                      Effect of Termination.  If this Agreement is terminated pursuant to Section 8.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided, however, no party to this Agreement shall be relieved or released from any liabilities or damages arising out of its knowing and intentional breach of its obligations under this Agreement.  For purposes of this Agreement, “knowing and intentional breach” means an act or failure to act which constitutes a breach of this Agreement with respect to which the breaching party has knowledge (actual or constructive) that such act or failure to act would or would reasonably be expected to breach its obligations under this Agreement.  Notwithstanding the foregoing, the provisions of this Article VIII, Article IX, and the Confidentiality Agreement referred to in Section 6.5 shall survive any termination hereof pursuant to Section 8.1.

Section 8.3                      Fees and Expenses.

(a)           If (i) prior to the termination of this Agreement, a Qualifying Transaction is proposed or publicly disclosed, (ii) this Agreement is terminated by Buyer or the Company pursuant to Section 8.1(b) and (iii) concurrently with, or within twelve (12) months after any such termination, any Qualifying Transaction is consummated or the Company or any of its Affiliates enters into any letter of intent, agreement in principle or Contract with respect to a Qualifying Transaction, then the Company shall pay to Buyer a fee of $24,000,000 in cash, such payment to be made upon the earlier of entry into the letter of intent, agreement in principle or Contract with respect to such Qualifying Transaction or the consummation of such Qualifying Transaction; provided, that if at the time of such payment the FFELP Buyer Parent is entitled to a payment from the Company pursuant to Section 11.3(a) of the FFELP Transaction Agreement, then the Company shall pay to Buyer a fee of $12,000,000 in cash.

(b)           If (i) prior to the termination of this Agreement, an Alternate Superior Proposal is proposed or publicly disclosed and (ii) this Agreement is terminated by Buyer or the Company pursuant to Section 8.1(b) or Section 8.1(d), then the Company shall pay to Buyer a fee of $24,000,000 in cash, such payment to be made promptly upon termination of this Agreement and in any event within two (2) Business Days after the termination of this Agreement.

(c)           If this Agreement is terminated by the Company pursuant to Section 8.1(g), then the Company shall pay to Buyer a fee of $12,000,000 in cash, such payment to be made concurrently with such termination.

(d)           If this Agreement is terminated by Buyer pursuant to Section 8.1(i), then the Company shall pay to Buyer a fee of $12,000,000 in cash, such payment to be made promptly upon termination of this Agreement and in any event within two (2) Business Days after the termination of this Agreement.

(e)           If this Agreement is terminated by the Company or Buyer (i) pursuant to Section 8.1(h) and, prior thereto, the FFELP Transaction Agreement was terminated by the FFELP Buyer Parent pursuant to Section 11.1(e) or Section 11.1(g) of the FFELP Transaction Agreement or (ii) pursuant to Section 8.1(b) and there had previously occurred a willful breach by the Company of the FFELP Transaction Agreement, then the Company shall pay Buyer a fee of $24,000,000 in cash, such payment to be made no later than two (2) Business Days after the date of termination of this Agreement.  In the event that Buyer receives the Company Termination Fee pursuant to this Section 8.3(e), the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Buyer or Acquisition Sub in connection with this Agreement (and the termination hereof); provided, that nothing in this Section 8.3(e) shall prohibit any payment required to be made pursuant to Section 8.3(f).

(f)           Unless a Company Termination Fee is payable under Section 8.3(e), if this Agreement is terminated by the Company or Buyer pursuant to (i) Section 8.1(b) and at the time of such termination the only conditions that were not satisfied were Section 7.1(d), Section 7.1(e), Section 7.2(c) and any other conditions that by their nature can only be satisfied at the Closing or (ii) Section 8.1(h), then the Company shall reimburse Buyer upon demand by wire transfer of immediately available funds to an account specified in writing by Buyer for an amount equal to 120% of the aggregate amount of Transaction Expenses of Buyer; provided, however, that the Company shall not be obligated to make a payment pursuant to this Section 8.3(f) in excess of $4,000,000 in the aggregate.

(g)           Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be required to pay a Company Termination Fee pursuant to Section 8.3(a), 8.3(b), 8.3(c), 8.3(d) or 8.3(e) on more than one occasion.  Any such payment shall be reduced by any amounts as may be required to be deducted or withheld therefrom under applicable Tax Law, provided, however, that prior to or on the date of the Company making any such withholding, (i) the Company shall notify Buyer as soon as reasonably practicable after notice of termination of this Agreement or entry into a Superior Proposal Agreement, as applicable, that such withholding is required, (ii) the Company and Buyer shall use reasonable efforts to minimize any withholding Taxes and (iii) Buyer may deliver to the Company such properly completed and executed documentation prescribed by applicable Law as would permit such payment to be made without withholding or at a reduced rate of withholding.  Buyer and the Company each acknowledge that under current Law, no U.S. federal withholding Tax would be required with respect to the Company Termination Fee.

(h)           Each of the parties hereto acknowledges that the Company Termination Fee and the other provisions of this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without the Company Transaction Fee and such other provisions, Buyer would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to Section 8.3(a), 8.3(b), 8.3(c), 8.3(d), 8.3(e) or 8.3(f) and, in order to obtain such payment Buyer commences a suit which results in a judgment against the Company for any of the amounts set forth in Section 8.3(a), 8.3(b), 8.3(c), 8.3(d), 8.3(e) or 8.3(f), then the Company shall pay to Buyer its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on all amounts due pursuant to Section 8.3(a), 8.3(b), 8.3(c), 8.3(d), 8.3(e) or 8.3(f) at the prime rate of Citibank, N.A. in effect on the date plus 2% per annum from the date such amounts were required to be paid until the date actually received by Buyer.

(i)           Subject to the foregoing, all expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, except that the Company shall pay, whether or not the Merger or any other transaction is consummated, all expenses incurred in connection with (i) printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, (ii) any filing with antitrust authorities and (iii) the Paying Agent.  Any Company Termination Fee required to be paid pursuant hereto shall be paid by wire transfer of immediately available funds to an account specified in writing by Buyer.

Section 8.4                      Amendment.  This Agreement may be amended by mutual agreement of the parties hereto at any time prior to the Effective Time (in the case of the Company, by the Board of Directors (upon the recommendation of the Special Committee)); provided, however, that, after the adoption of this Agreement and approval of the Merger by stockholders of the Company, there shall not be any amendment that by Law or in accordance with the rules of the NYSE requires further approval by the stockholders of the Company without such further approval of such stockholders nor any amendment or change not permitted under applicable Law.  This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 8.5                      Waiver.  At any time prior to the Effective Time, subject to applicable Law, any party (in the case of the Company, by the Board of Directors (upon the recommendation of the Special Committee)) hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) subject to the proviso of Section 8.4, waive compliance with any agreement or condition contained herein.  Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.  Notwithstanding the foregoing, no failure or delay by the Company, Buyer or Acquisition Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1                      Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.1):

if to Buyer:

Discover Bank
12 Read’s Way
New Castle, Delaware 19720
Fax: 302-323-7393
Attention: Mike Rickert

with copies to (which shall not constitute notice):

Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Fax: 224-405-4957
Attention: Carlos Minetti

and:
Discover Financial Services
2500 Lake Cook Road
Riverwoods, IL 60015
Fax: 224-405-4584
Attention: Kelly McNamara Corley

and:
Sidley Austin LLP
1 South Dearborn Street
Chicago, IL 60603
Fax: 312-853-7036
Attention: Paul L. Choi
     Willis R. Buck, Jr.
     Scott R. Williams

if to the Company:

The Student Loan Corporation
750 Washington Blvd.
Stamford, Connecticut 06901
Fax: 203-975-6724
Attention:  Chief Executive Officer

with copies to (which shall not constitute notice):

CID Management
850 Third Ave, 18th Floor
New York, NY 10022
Fax: 212-207-3950
Attention: Rodman L. Drake, Chairman of the Special Committee

and with further copies to (which shall not constitute notice):

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Fax:  212-969-2900
Attention:           Julie Allen
                             Arnold Jacobs

and:

McDermott, Will & Emery LLP
340 Madison Avenue
New York, New York 10173-1922
Fax: 212-547-5444
Attention:         Peter J. Rooney

and:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Fax:  212-735-2000
Attention:      William S. Rubenstein
                         Sean C. Doyle

Section 9.2                      Interpretation; Certain Definitions.  When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated.  The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any statute defined or referred to herein or in any agreement or instrument that is referred to herein means such statute as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes, and any rules, regulations or guidelines issued or promulgated thereunder.  Other than in Section 9.4, references to a person are also to its permitted successors and assigns.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

Section 9.3                      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.4                      Assignment.  Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto.

Section 9.5                      Entire Agreement; No Third Party Beneficiaries.  This Agreement (including the exhibits and schedules hereto), the Confidentiality Agreement and the Ancillary Agreements constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that, from and after the Effective Time, the Company’s stockholders shall be third party beneficiaries of the right to receive the Merger Consideration pursuant to Article III.

Section 9.6                      Governing Law.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, and construed in accordance with the Laws of the State of Delaware, without giving effect to any otherwise applicable choice or conflict of laws provision or rule.

Section 9.7                      Consent to Jurisdiction.

(a)           Each of Buyer, Acquisition Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal or other state court of the State of Delaware, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any such court.  Each of Buyer, Acquisition Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b)           Each of Buyer, Acquisition Sub and the Company irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 9.7 shall affect the right of any party to serve legal process in any other manner permitted by Law.

Section 9.8                      Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 9.9                      WAIVER OF JURY TRIAL.  EACH OF BUYER, ACQUISITION SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE OTHER TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF BUYER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

Section 9.10                      Specific Performance.  The parties hereby expressly acknowledge and agree that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached.  Therefore, in addition to, and not in limitation of, any other remedy available to any party, an aggrieved party under this Agreement would be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy.  Such remedies, and any and all other remedies provided for in this Agreement, shall, however, be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any party may otherwise have.  Each of the parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each of the parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief.

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IN WITNESS WHEREOF, Buyer, Acquisition Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DISCOVER BANK

By:           /s/ Michael S. Rickert
Name: Michael S. Rickert
Title: Vice President, Chief Financial Officer and Treasurer

ACADEMY ACQUISITION CORP.

By:           /s/ Carlos Minetti
Name:  Carlos Minetti
Title:  President

THE STUDENT LOAN CORPORATION

By:          /s/ Michael J. Reardon
Name: Michael J. Reardon
Title: Chief Executive Officer

Appendix A

COMPANY REPRESENTATIONS AND WARRANTIES

WITH RESPECT TO TRUST STUDENT LOANS

Except for Student Loans that have been purchased or substituted by the Company or the Depositor in accordance with the terms of the Securitization Master Terms Sale Agreements or the Securitization Master Terms Purchase Agreements, the Company represents and warrants as to the Trust Student Loans purchased by the Depositor or substituted by the Company under the related Purchase Agreement and each Bill of Sale executed pursuant to the Securitization Master Terms Purchase Agreements as of the date of the related Purchase Agreement, or as of the date otherwise noted:
(a)           The Company, had good and marketable title to, and was the sole owner of, the Trust Student Loans, free and clear of all security interests, liens, charges, claims, offsets, defenses, counterclaims or encumbrances of any nature and no right of rescission, offsets, defenses or counterclaims had been asserted or threatened with respect to such Trust Student Loans;

(b)           Each Securitization Master Terms Purchase Agreement created a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Trust Student Loans sold thereunder in favor of the Depositor, which security interest was prior to all other security interests, liens, charges, claims, offsets, defenses, counterclaims or encumbrances, and was enforceable as such as against creditors of and purchasers from the Company;

(c)           The Trust Student Loans constituted either “Payment Intangibles” or “Instruments” within the meaning of the applicable Uniform Commercial Code;

(d)           The Trust Student Loans were Securitization Eligible Loans and the description of the Trust Student Loans set forth in the related Purchase Agreement and the related Loan Transmittal Summary Form were true and correct;

(e)           The Company was authorized to sell, assign, transfer, substitute and repurchase the Trust Student Loans; and the sale, assignment and transfer of such Trust Student Loans was or, in the case of a Student Loan repurchase or substitution by the Company, was made pursuant to and consistent with the laws and regulations under which the Company operated, and did not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Company was a party or by which the Company or its property was bound, or constituted a default (or an event which could constitute a default with the passage of time or notice or both) thereunder;

(f)           The Trust Student Loans were each in full force and effect in accordance with their terms and were legal, valid and binding obligations of the respective Borrowers thereunder subject to no defenses (except the defense of infancy);

(g)           No consents and approvals were required by the terms of the Trust Student Loans for the consummation of the sale of such Trust Student Loans under the related Purchase Agreement to the Depositor;

(h)           The information with respect to the applicable Trust Student Loans as of the Securitization Cutoff Date or, in the case of any substituted Trust Student Loans, the related Payment Cutoff Date, as stated on the related Loan Transmittal Summary Form was materially true and correct;

(i)           Due diligence and reasonable care have been exercised in the making, administering, servicing and collecting on the Trust Student Loans;

(j)           Each Trust Student Loan had been duly made and serviced in accordance with the provisions of the related program under which such Trust Student Loan was originated and all applicable federal and state laws;

(k)           No Trust Student Loan was more than the number of days Delinquent permitted under the terms of the  related Securitization Master Terms Purchase Agreement and no default, breach, violation or event permitting acceleration under the terms of any Trust Student Loan had arisen; and neither the Company nor any predecessor holder of any Trust Student Loan had waived any of the foregoing other than as permitted by the Securitization Basic Documents;

(l)           Except for Trust Student Loans executed electronically, there was only one original executed copy of the Note evidencing each Trust Student Loan.  For Trust Student Loans that were executed electronically, either (i) the Servicer had possession of the electronic records evidencing the Note or (ii) the Company had agreements with the previous holders or servicers of such Note under which the relevant holder or servicer agreed to hold and maintain the electronic records evidencing the Note, in each case as may have been necessary to enforce the Note or as may have been required by applicable laws regarding electronic chattel paper, including without limitation, any applicable e-sign loans.

(m)           The Notes that constitute or evidence the Trust Student Loans did not have any marks or notations indicating that they had been pledged, assigned or otherwise conveyed to any person other than the Depositor.  All financing statements filed against the Company in favor of the Depositor in connection with the applicable Purchase Agreement describing the Trust Student Loans contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the [secured party]”;

(n)           Other than the security interest granted to the Depositor pursuant to the applicable Securitization Master Terms Purchase Agreement, the Company had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Student Loans.  The Company had not authorized the filing of and was not aware of any financing statements against the Company that included a description of collateral covering the Trust Student Loans other than any financing statement relating to the security interest granted to the Company thereunder or any other security interest that had been terminated.  The Company was not aware of any judgment or Tax lien filings against the Company;

(o)           No Borrower of a Trust Student Loan as of the applicable Securitization Cutoff Date or, in the case of any substitution following the Securitization Closing Date, as of the date of the related Purchase Agreement, was noted in the related Loan File as being then involved in a bankruptcy proceeding;

(p)           The transfer and assignment under the related Purchase Agreement and each Securitization Master Terms Purchase Agreement constituted a valid sale of the Trust Student Loans from the Company to the Depositor and the beneficial interest in and title to such Trust Student Loans would not be part of the Company’s estate in the event of the bankruptcy of the Company or the appointment of a receiver with respect to the Company.  The Company caused the timely filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect a first priority security interest in the related Trust Student Loans and other collateral granted under the Securitization Basic Documents; and

(q)           With respect to Trust Student Loans in the 2006-A Trust, the Company has the right to assign to the Depositor its rights under the applicable Insurance Agreements covering Trust Student Loans that are subject to Student Loan Insurance Policies.